UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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CBOE Holdings, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear Stockholder:
We cordially invite you to attend the 2015 Annual Meeting of Stockholders of CBOE Holdings, Inc. to be held on Thursday, May 21, 2015, at 9:30 a.m., local time, in the fourth floor lounge of the Chicago Board Options Exchange, Incorporated (CBOE), at 400 South LaSalle Street, Chicago, Illinois, 60605.
At the Annual Meeting, you will be asked to do the following:

•	elect 13 directors to the Board of Directors to hold office until the next annual meeting of stockholders or until their respective successors have been elected and qualified;

•	endorse, in a non-binding resolution, the compensation paid to our executive officers;

•	ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the 2015 fiscal year;

•	approve an amendment to the CBOE Holdings, Inc. Certificate of Incorporation to eliminate the board size range;

•
approve an amendment to, and restatement of, the CBOE Holdings, Inc. Certificate of Incorporation to make non-substantive changes, including eliminating references applicable only in connection with the CBOE demutualization and CBOE Holdings initial public offering in 2010; and

•	transact any other business that may properly come before the meeting and any adjournments and postponements of the meeting.
Enclosed with this letter are a formal notice of the Annual Meeting, a proxy statement and a form of proxy.
Please carefully review the form of proxy that you receive to confirm that it reflects all of your shares of our stock. If you hold stock in different accounts, you may need to complete multiple proxy cards to vote all of your shares.
If you plan to attend the Annual Meeting in person, please note that you will be required to provide acceptable documentation to gain access to the meeting. See "What do I need to do to attend our Annual Meeting?"
Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted. Please submit your proxy by Internet or telephone, or complete, sign, date and return the enclosed proxy using the enclosed postage-paid envelope. The enclosed proxy, when returned properly executed, will be voted in the manner directed in the proxy.
We hope that you will participate in the Annual Meeting, either in person or by proxy.

Sincerely,

William J. Brodsky
Chairman
April 15, 2015

CBOE HOLDINGS, INC.
400 South LaSalle Street
Chicago, Illinois 60605
_____________
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
_____________

The Annual Meeting of Stockholders of CBOE Holdings, Inc. will be held on Thursday, May 21, 2015, at 9:30 a.m., local time, in the fourth floor lounge of the Chicago Board Options Exchange, Incorporated ("CBOE"), at 400 South LaSalle Street, Chicago, Illinois, 60605, for the following purposes:

1.
To consider and act upon a proposal to elect 13 directors to the Board of Directors to hold office until the next annual meeting of stockholders or until their respective successors have been elected and qualified;

2.	To consider and act upon an advisory resolution to approve the compensation paid to our executive officers;

3.	To consider and act upon the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the 2015 fiscal year;

4.	To consider and act upon a proposal to amend the CBOE Holdings, Inc. Certificate of Incorporation to eliminate the board size range;

5.
To consider and act upon a proposal to make an amendment to, and restatement of, the CBOE Holdings, Inc. Certificate of Incorporation to make non-substantive changes, including eliminating references applicable only in connection with the CBOE demutualization and CBOE Holdings initial public offering in 2010; and

6.	The transaction of any other business that may properly come before the meeting and any adjournments or postponements of the meeting.
You are entitled to vote at our Annual Meeting and any adjournments or postponements of the meeting if you were a stockholder of record at the close of business on March 24, 2015. We also cordially invite you to attend the meeting.
Your vote is important. Whether or not you plan to attend the meeting, please vote as soon as possible. You can vote your shares by completing and returning your proxy card or by voting through the Internet or by telephone by following the instructions on your proxy card. For additional details, please see the information under the heading “How do I vote?”

By Order of the Board of Directors,

Joanne Moffic-Silver
Corporate Secretary
April 15, 2015
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 21, 2015:
The proxy statement is available on the Investor Relations section of our website at http://ir.CBOE.com/annual-proxy.aspx.

CBOE HOLDINGS, INC.
400 South LaSalle Street
Chicago, Illinois 60605
_____________________
PROXY STATEMENT
_______________________________

ANNUAL MEETING OF STOCKHOLDERS
May 21, 2015
______________________

INTRODUCTION
We are furnishing this Proxy Statement to you in connection with a solicitation of proxies by the Board of Directors (the "Board") of CBOE Holdings, Inc., a Delaware corporation, for use at the CBOE Holdings, Inc. 2015 Annual Meeting of Stockholders (the "Annual Meeting") on Thursday, May 21, 2015 at 9:30 a.m., local time, and at any adjournments or postponements of our Annual Meeting. The approximate date on which this Proxy Statement and the accompanying form of proxy are first being sent to stockholders is April 15, 2015.
Except as otherwise indicated, the terms "the Company," "CBOE Holdings," "we," "us" and "our" refer to CBOE Holdings, Inc. When we use the term "CBOE," we are referring to Chicago Board Options Exchange, Incorporated, a wholly owned subsidiary and predecessor entity. Members of the CBOE Holdings Board also serve on the Board of Directors of CBOE and the Board of Directors of C2 Options Exchange, Incorporated ("C2"), a wholly owned subsidiary.

VOTING INSTRUCTIONS AND INFORMATION
Why did I receive these proxy materials?
This Proxy Statement was mailed to holders of our common stock on or about April 15, 2015. Our Board is asking for your proxy. By giving us your proxy, you authorize the proxyholders (William J. Brodsky, Joanne Moffic-Silver and Edward T. Tilly) to vote your shares at the Annual Meeting according to the instructions that you provide. If the Annual Meeting is adjourned or postponed, your proxy will be used to vote your shares when the meeting reconvenes.
Our 2014 Annual Report to Stockholders, which includes a copy of our Annual Report on Form 10-K for the year ended December 31, 2014 (excluding exhibits), as filed with the Securities and Exchange Commission, is being mailed to stockholders with this Proxy Statement.
Who can vote at our Annual Meeting?
You are entitled to vote your shares of our common stock if you were a stockholder at the close of business on March 24, 2015, the record date for our Annual Meeting. On that date, there were 83,800,711 shares of our unrestricted common stock outstanding and 115,846 shares of unvested restricted stock, which have been granted to our employees and directors and have voting rights at the Annual Meeting. Therefore, there are 83,916,557 shares of voting common stock outstanding, each of which entitles the holder to one vote for each matter to be voted on at our Annual Meeting. Our outstanding common stock is held by approximately 169 stockholders of record as of March 24, 2015.

Who is and is not a stockholder of record?
If you hold shares of common stock registered in your name at our transfer agent, Computershare, you are a stockholder of record.
If you hold shares of common stock indirectly through a broker, bank or similar institution, or are an employee who holds shares of restricted stock at Fidelity, you are not a stockholder of record, but instead hold in "street name."
What do I need to do to attend our Annual Meeting?
Attendance at our Annual Meeting is generally limited to our stockholders and their authorized representatives. All stockholders must bring an acceptable form of identification, such as a driver's license, in order to attend our Annual Meeting in person. In addition, if you hold shares of common stock in street name and would like to attend our Annual Meeting, you will need to bring an account statement or other acceptable evidence of ownership of shares as of the close of business on March 24, 2015, the record date for our Annual Meeting.
If you hold shares in street name and you want to vote your shares in person at the Annual Meeting, you must bring a legal proxy signed by your bank, broker or nominee to the Annual Meeting.
Any representative of a stockholder who wishes to attend the Annual Meeting must present acceptable documentation evidencing his or her authority, acceptable evidence of ownership by the stockholder of common stock as described above and an acceptable form of identification. We reserve the right to limit the number of representatives for any stockholder who may attend the Annual Meeting.
Please contact Investor Relations at investorrelations@cboe.com or (312) 786-5600 in advance of our Annual Meeting if you have questions about attending our Annual Meeting, including regarding the required documentation. If you plan to attend the Annual Meeting, please provide adequate time to pass through the security process necessary to gain access to the meeting room.
Will our Annual Meeting be webcast?
Yes. A live webcast of the Annual Meeting will be provided on the Investor Relations section of our website at www.ir.CBOE.com. On the Events and Presentations page of our Investor Relations website, click on "Listen to Webcast" for our Annual Meeting. If you miss the meeting, you can view a replay of the webcast on that site. Please note that you will not be able to vote your shares or ask questions via the webcast. If you plan to view the webcast, please submit your vote in advance.
How do I vote?
You may cast your vote in one of four ways:

•	By Internet. The web address for Internet voting is on the enclosed proxy card. Internet voting is available 24 hours a day.

•	By Telephone. The number for telephone voting is on the enclosed proxy card. Telephone voting is available 24 hours a day.

•	By Mail. Mark the enclosed proxy card, sign and date it, and return it in the pre-paid envelope we have provided.

•	At Our Annual Meeting. You may vote in person at our Annual Meeting (see What do I need to do to attend our Annual Meeting?).
If you choose to vote by Internet, by telephone or at our Annual Meeting, then you do not need to return the proxy card. To be valid, your vote by Internet, telephone or mail must be received by the deadline specified on the proxy card. If you vote by Internet or telephone and subsequently obtain a legal proxy from your account representative, then your prior vote will be revoked regardless of whether you vote that legal proxy.
The Internet and telephone voting procedures are designed to authenticate stockholders' identities, allow stockholders to give their voting instructions and confirm that stockholders' instructions have been recorded properly. Stockholders voting by

Internet or telephone should understand that, while we do not charge any fees for voting by Internet or telephone, there may nevertheless be costs that must be borne by you.
May I change my vote?
If you are a stockholder of record, you may revoke your proxy or change your vote at any time before it is voted at the Annual Meeting by:

•	submitting a new proxy by telephone or through the Internet, after the date of the earlier voted proxy,

•	returning a signed proxy card dated later than your last proxy,

•	submitting a written revocation to the Corporate Secretary of CBOE Holdings, Inc. at 400 South LaSalle Street, Chicago, Illinois 60605, or

•	appearing in person and voting at the Annual Meeting.
If you are a stockholder of record and need a new proxy card, to change your vote or otherwise, please contact the Corporate Secretary at the address above or via email at CorporateSecretary@cboe.com.
If your bank, broker or other nominee holds your shares in "street name," you may revoke your proxy or change your vote only by following the separate instructions provided by your bank, broker or nominee.
To vote in person at the Annual Meeting, you must attend the meeting and cast your vote in accordance with the voting provisions established for the Annual Meeting. Attendance at the Annual Meeting without voting in accordance with the voting procedures does not, by itself, revoke a proxy. If your bank, broker or other nominee holds your shares and you want to attend and vote your shares at the Annual Meeting, you must bring a legal proxy signed by your bank, broker or nominee to the Annual Meeting.
If I submit a proxy by Internet, telephone or mail, how will my shares be voted?
If you properly submit your proxy by one of these methods, and you do not subsequently revoke your proxy, your shares of common stock will be voted in accordance with your instructions.
If you sign, date and return your proxy card but do not give voting instructions, your shares of common stock will be voted as follows:

•	FOR the election of each of our director nominees,

•	FOR the advisory vote to approve the compensation paid to our executive officers,

•	FOR the ratification of the appointment of Deloitte & Touche LLP ("Deloitte") as our independent registered public accounting firm for our 2015 fiscal year,

•	FOR the amendment to the Certificate of Incorporation to remove the reference to the board size range,

•
FOR the amendment to, and restatement of, the CBOE Holdings, Inc. Certificate of Incorporation to make non-substantive changes, including eliminating references applicable only in connection with the CBOE demutualization and CBOE Holdings initial public offering in 2010, and

•	otherwise in accordance with the judgment of the persons voting the proxy on any other matter properly brought before our Annual Meeting.
In addition, if you properly submit your proxy by one of these methods, and you do not subsequently revoke your proxy, and any other matters are properly presented at the Annual Meeting, your shares of common stock will be voted in accordance with the judgment of the persons voting the proxy. We are not aware of any other matters that will be considered at the Annual Meeting.

If I hold my shares in "street name" and do not provide voting instructions, can my broker still vote my shares?
Under the rules of various securities exchanges, brokers that have not received voting instructions from their customers 10 days prior to the meeting date may vote their customers' shares in the brokers' discretion on the proposal regarding the ratification of the appointment of independent registered public accounting firm, because the rules of the exchanges currently deem this a "discretionary" matter. Absent instruction, brokers will not be able to vote on any of the other matters included in this Proxy Statement.
What vote is required for adoption or approval of each matter?
Election of Directors. You may vote FOR or AGAINST each of the director nominees or you may ABSTAIN. Each nominee must receive the affirmative vote of a majority of the votes cast with respect to his or her election in order to be elected. Each incumbent nominee has tendered his or her resignation, contingent on failing to receive a majority of the votes cast in this election and acceptance by the Board. In the event any director fails to receive a majority of votes cast, the Nominating and Governance Committee will consider and make a recommendation to the Board as to whether to accept the resignation.
Advisory Vote on Executive Compensation Matters. You may vote FOR or AGAINST the advisory proposal to approve our executive compensation or you may ABSTAIN. A majority of the shares of common stock cast must be voted FOR approval of the advisory proposal in order for it to pass. Votes cast FOR or AGAINST with respect to the proposal will be counted as shares cast on the proposal.
Ratification of the Appointment of Independent Registered Public Accounting Firm. You may vote FOR or AGAINST the ratification of the appointment of our independent registered public accounting firm, or you may ABSTAIN. A majority of the shares of common stock cast must be voted FOR ratification in order for it to pass. Votes cast FOR or AGAINST with respect to this matter will be counted as shares cast on the matter.
Amendment to the Certificate of Incorporation to Remove Board Size Range. You may vote FOR or AGAINST the amendment to our Certificate of Incorporation to remove the board size range, or you may ABSTAIN. A majority of the shares of common stock outstanding must be voted FOR approval of this amendment in order for it to pass.
Amendment and Restatement of the Certificate of Incorporation to Make Non-substantive Changes. You may vote FOR or AGAINST the proposal to amend and restate our Certificate of Incorporation to make non-substantive changes, or you may ABSTAIN. A majority of the shares of common stock outstanding must be voted FOR approval of this amendment in order for it to pass.
Abstentions and Broker Non-Votes. Abstentions and broker non-votes will not be considered cast either for or against any of the matters being presented in this proxy statement; however, because each of the amendments to the Certificate of Incorporation requires the vote of a majority of the shares outstanding, abstentions and broker non-votes will have the effect of a vote against each of these proposals. If you do not provide your broker with voting instructions on non-discretionary matters, the broker cannot vote your shares on these matters. A "broker non-vote" occurs when your broker submits a proxy for the meeting with respect to discretionary matters, but does not vote on non-discretionary matters because you did not provide voting instructions on these matters. In the case of a discretionary matter (i.e., the ratification of the appointment of our independent registered public accounting firm), your broker is permitted to vote your shares of common stock even when you have not given voting instructions (as described above under If I hold my shares in "street name" and do not provide voting instructions, can my broker still vote my shares?).
How many votes are required to transact business at our Annual Meeting?
A quorum is required to transact business at our Annual Meeting. The holders of a majority of the outstanding shares of our common stock as of March 24, 2015, present in person or represented by proxy and entitled to vote, will constitute a quorum for the transaction of business at our Annual Meeting. Abstentions and broker non-votes are treated as present for quorum purposes.
What happens if the meetings is postponed or adjourned?
Your proxy will remain valid and may be voted at the postponed or adjourned meeting. You will be able to change or revoke your proxy until it is voted.

How do I obtain more information about CBOE Holdings, Inc.?
A copy of our 2014 Annual Report to Stockholders, which includes our Annual Report on Form 10-K, is enclosed with this Proxy Statement. The 2014 Annual Report, our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 filed with the SEC, our Corporate Governance Guidelines, our Code of Business Conduct and Ethics and the charters for our Audit, Compensation and Nominating and Governance Committees are available on our website at http://ir.CBOE.com.
These documents may also be obtained, free of charge, by writing to: CBOE Holdings, Inc., 400 South LaSalle Street, Chicago, Illinois, 60605, Attn: Investor Relations; e-mail: investorrelations@cboe.com.
These documents, as well as other information about us, are also available on our website at http://ir.CBOE.com.
How do I sign up for electronic delivery of proxy materials?
This Proxy Statement and our 2014 Annual Report to Stockholders are available on our website at http://ir.CBOE.com. If you would like to help reduce our costs of printing and mailing future materials, you can consent to access these documents in the future over the Internet rather than receiving printed copies in the mail.
If you are a stockholder of record, you may sign up for this service at www.computershare.com. If you hold shares of common stock in "street name," you can contact your account representative at the broker, bank or similar institution through which you hold your shares for information regarding electronic delivery of future materials. Your consent to electronic delivery will remain in effect until you revoke it.
Who pays the expenses of this proxy solicitation?
The Company will pay the expenses of the preparation of our proxy materials and the solicitation of proxies by the Company for our Annual Meeting. Certain of our directors, officers or employees may make solicitations in person, telephonically, electronically or by other means of communication. We have also engaged Morrow & Co., LLC to assist in the solicitation and distribution of proxies. Our directors, officers and employees will receive no additional compensation for any such solicitation, and we will pay Morrow & Co. a fee of $7,500 for its services, as well as reimbursements for certain expenses. We will request that banks, brokerage houses and other custodians, nominees and fiduciaries forward all of our solicitation materials to the beneficial owners of the shares that they hold of record. We will reimburse these record holders for customary clerical and mailing expenses incurred by them in forwarding these materials to customers.
If you have any questions about the Annual Meeting or need additional copies of this Proxy Statement or additional proxy cards, please contact Morrow & Co., LLC at 470 West Avenue, 3rd Floor, Stamford, Connecticut 06902. Banks and brokerage firms may call (203) 658-9400 and stockholders may call (800) 252-1959.
Who will count the vote?
The Company has engaged Computershare to serve as the inspector of elections for the Annual Meeting.
What does it mean if I get more than one proxy or voting instruction card?
If your shares are registered in more than one name or in more than one account, you will receive more than one card. This may occur if you hold unrestricted common stock in multiple accounts, such as with different brokers in street name and as the record holder with Computershare. Please complete and return all of the proxy or voting instruction cards that you receive (or vote by telephone or through the Internet all of the shares on all of the proxy or voting instruction cards received) to ensure that all of your shares are voted.
PROPOSAL ONE
ELECTION OF DIRECTORS
Board Composition
Our current Amended and Restated Certificate of Incorporation provides that our Board will consist of not less than 11 and not more than 23 directors. Our Board currently has 13 directors. Each director serves for a one-year term or until his or her successor is elected and qualified. There is no limit on the number of terms a director may serve on our Board.

General
At our Annual Meeting, our stockholders will be asked to elect the 13 director nominees set forth below, each for a one-year term expiring in 2016. All of the director nominees have been recommended for election by our Nominating and Governance Committee and approved and nominated for election by our Board.
All of the nominees have indicated their willingness to serve if elected. If any nominee is unable or unwilling to serve as a director at the time of the Annual Meeting, then shares represented by properly executed proxies will be voted at the discretion of the persons named in those proxies for such other person as the Board may designate. We do not presently expect that any of the nominees will be unavailable. Your proxy for the Annual Meeting cannot be voted for more than 13 nominees.
Qualifications and Experience
The Board believes that the skills, qualifications and experiences of the director nominees make them all highly qualified to serve on our Board, both individually and as complementary skills on our Board. The following table shows the specific qualifications and experience the Board considered for each director.
Nominees
Set forth below is biographical information for each of the directors nominated to serve on our Board for a one-year term expiring in 2016, as well as the reason the Board believes each candidate is well suited to serve as a director. The terms indicated for service include the service on the board of CBOE prior to our demutalization.
William J. Brodsky. Mr. Brodsky, 71, is our Chairman. Mr. Brodsky served as Chairman and Chief Executive Officer (CEO) from 1997 until he stepped down as CEO in May 2013. Prior to joining us in 1997, Mr. Brodsky was president and chief executive officer of the Chicago Mercantile Exchange from 1985 to 1997. Mr. Brodsky serves as the Chairman of Navy Pier, Inc., a not-for-profit corporation, and is a director of Integrys Energy Group, Inc. and its predecessors. He also is past chairman and currently serves as a director of the World Federation of Exchanges and past chairman of the International Options Markets Association. He is a member of the Federal Reserve Bank of New York's International Advisory Committee. Mr. Brodsky also serves as a trustee of Syracuse University. He is the chairman of the board of directors of Northwestern Memorial Hospital. Mr. Brodsky holds an A.B. degree and a J.D. degree from Syracuse University and is a member of the bar in Illinois and New York.

Mr. Brodsky led our senior management team as our Chief Executive Officer for 16 years. He brings significant knowledge of our company and the securities and futures industry. In addition to serving at CBOE, he has extensive experience in a similar capacity with another industry participant. We believe that his experience in our industry makes him well suited to serve on our Board. His experience allows him to provide the Board a unique perspective on our business, competition and regulatory concerns.
James R. Boris. Mr. Boris, 70, currently serves as our Lead Director and has served on our Board from 1992-1993, in 1997 and from 2003 to the present. Mr. Boris is the retired chairman and chief executive officer of EVEREN Securities, Inc. and its predecessor, Kemper Securities, Inc. His past affiliations include membership on the boards of directors of Integrys Energy Group, Inc., Peoples Energy Corporation, Smurfit-Stone Container Corporation, and Midwest Air Group, Inc. He also served on the boards of directors of the Chicago Stock Exchange, the Securities Industry Association, The Catholic Charities of the Archdiocese of Chicago, Loyola University Health System, Inc., Big Shoulders Fund, the Civic Federation and Chicago's Economic Development Commission. He has served on the board of trustees of Gannon University and Loyola University of Chicago and on advisory boards at both Northwestern University's Kellogg Graduate School of Management and DePaul University's College of Commerce. He holds a B.A. and M.B.A. from Gannon University.
As the retired chairman and CEO of a full-service securities brokerage firm, Mr. Boris has extensive knowledge of our industry. His experience as a CEO and service on other public company boards gives Mr. Boris experience with corporate governance and leadership skills that we believe make him well suited to serve on our Board and as our Lead Director.
Frank E. English, Jr. Mr. English, 69, has served on our Board since 2012. He serves as Senior Advisor at W.W. Grainger, Inc., a position he has held since 2011. From 1976 through April 2011, Mr. English served in a number of positions at Morgan Stanley, including Vice Chairman, Investment Banking, where he advised numerous domestic and international clients on the use of their capital, corporate strategy and relations with shareholders. He currently serves on the boards of directors of Arthur J. Gallagher & Co. and Tower International, Inc. Mr. English holds a B.B.A. from the University of Notre Dame.
Mr. English brings his experience advising and serving on boards of directors. His knowledge regarding capital deployment, shareholder relations and strategic planning bring an important skill set to the Board. We believe that Mr. English is well suited to serve on our Board based on his experience.
Edward J. Fitzpatrick. Mr. Fitzpatrick, 48, has served on our Board since 2013. Mr. Fitzpatrick began serving as chief financial officer (CFO) of Genpact Limited in July 2014. Prior to that, Mr. Fitzpatrick worked at Motorola Solutions, Inc. and its predecessors from 1998 through 2014 in various financial positions, including as its CFO, a position he stepped down from in August 2013. Before joining Motorola, Mr. Fitzpatrick worked at PricewaterhouseCoopers, LLP in the audit area. Mr. Fitzpatrick holds a B.S. in accounting from Pennsylvania State University and an M.B.A. from The Wharton School at the University of Pennsylvania and earned his CPA certification in 2000.
Mr. Fitzpatrick brings his experience as the CFO of a public company to our Board. He has extensive experience with finance, public company responsibilities and strategic transactions. We believe that these experiences give Mr. Fitzpatrick an important skill set that makes him well suited to serve on our Board.
Janet P. Froetscher. Ms. Froetscher, 55, became president and chief executive officer of Special Olympics International in October 2013 and has served on our Board since 2005. Previously, she served as president and chief executive officer of the National Safety Council from 2008 until October 2013, president and chief executive officer of the United Way of Metropolitan Chicago and in a variety of roles at the Aspen Institute, most recently as chief operating officer. From 1992 to 2000, Ms. Froetscher was the executive director of the Finance Research and Advisory Committee of the Commercial Club of Chicago. Ms. Froetscher holds a B.A. degree from the University of Virginia and a Masters of Management from Northwestern University's Kellogg Graduate School of Management. Ms. Froetscher is also a Henry Crown Fellow of the Aspen Institute.
Ms. Froetscher brings her experience as a CEO of public service entities to our Board. We believe that these experiences give her leadership, operational and community engagement skills that make her well suited to serve on our Board.
Jill R. Goodman. Ms. Goodman, 48, became Managing Director of Foros, a boutique strategic and mergers and acquisitions advisory firm, in November 2013, and has served on our Board since 2012. She served as a Managing Director and Head, Special Committee and Fiduciary Practice - U.S. at Rothschild from 2010 to October 2013. From 1998-2010, Ms. Goodman was with Lazard in the Mergers & Acquisitions and Strategic Advisory Group, most recently as Managing Director. Ms. Goodman advises companies and special committees with regard to mergers and acquisitions. Ms. Goodman graduated magna cum laude from Rice University with a B.A. She received her J.D., with honors, from the University of Chicago Law School.

Ms. Goodman brings extensive experience in the boardroom to our company. Her experiences, both as an investment banker and her corporate and securities legal background, bring a unique insight with which to consider our opportunities. We believe that these experiences give her knowledge and skills that make her well suited to serve on our Board.
R. Eden Martin. Mr. Martin, 74, is Senior Counsel to the law firm Sidley Austin LLP, having served as a partner from 1975 to 2004 and as chairman of the management committee from 1989 until 1999. He has served on our Board since 2000. Mr. Martin served as the president of The Commercial Club of Chicago and president of its Civic Committee from 1999 until the end of 2010. Mr. Martin previously served on the boards of Aon Corporation and Nicor, Inc. He is a life trustee of Northwestern University, the Chicago History Museum, the Chicago Symphony Orchestra and the Ravinia Festival. Mr. Martin holds a B.A. from the University of Illinois and an L.L.B. degree from Harvard University.
From his experience practicing law, Mr. Martin brings an understanding of regulatory issues and legal risks to our business. His extensive service on other public company boards gives him a broad understanding of corporate governance and risk management. We believe that his experience makes him well suited to serve on our Board.
Roderick A. Palmore. Mr. Palmore, 63, retired from his position as executive vice president, general counsel and chief compliance and risk management officer of General Mills, Inc. in February 2015 and has served on our Board since 2000. Prior to joining General Mills in February 2008, he served as executive vice president and general counsel of Sara Lee Corporation. Before joining Sara Lee, Mr. Palmore served in the U.S. Attorney's Office in Chicago and in private practice. Mr. Palmore is currently a member of the boards of directors of The Goodyear Tire & Rubber Company and Express Scripts Holding Company and has previously served as a member of the boards of directors of Nuveen Investments, Inc. and the United Way of Metropolitan Chicago. Mr. Palmore holds a B.A. degree in Economics from Yale University and a J.D. degree from the University of Chicago Law School.
Through his experience as general counsel of public companies, in private practice and as an Assistant U.S. Attorney, Mr. Palmore has extensive experience in corporate governance and the legal issues facing our company. In addition, his experience provides him with strong risk management skills. We believe that his experience makes him well suited to serve on our Board.
Susan M. Phillips. Dr. Phillips, 70, retired as the dean of The George Washington University School of Business in 2010, and retired as professor of finance in 2011, positions she had held since 1998. She continues as a professor of finance emeritus at the same university. Dr. Phillips has served on our Board since 2000. Previously she served as a commissioner of the Commodities Futures Trading Commission (CFTC) from 1981 to 1983 and served as chairman of the CFTC from 1983 to 1987 and as a member of the board of governors of the Federal Reserve System from 1991 to 1998. Dr. Phillips also served as a Brookings, then SEC, Economic Policy Fellow from 1976 to 1978. Dr. Phillips is a member of the boards of directors of State Farm Mutual Automobile Insurance Company, the Kroger Company and the National Futures Association. She has served on the boards of directors of State Street Research Mutual Funds and the Financial Accounting Foundation. Dr. Phillips holds a B.A. in Mathematics from Agnes Scott College, an M.S. in Finance and Insurance and a Ph.D. in Finance and Economics, both from Louisiana State University.
Dr. Phillips has a strong understanding of our business and the regulation of the financial and derivatives industries from her experience with the CFTC and Federal Reserve System. She also has strong financial skills from her educational and occupational experiences. Dr. Phillips has served on several public company boards. These skills, as well as her experience on other boards, make her well suited to serve on our Board.
Samuel K. Skinner. Mr. Skinner, 76, is of counsel to the law firm Greenberg Traurig, LLP where he concentrates on corporate, governmental and regulatory matters. He has served on our Board since 2004. From 2000 to 2003, Mr. Skinner served as Chairman, President and CEO of USF Corporation. Mr. Skinner previously served as president of Commonwealth Edison Company and its holding company, Unicom Corporation (Exelon Corporation). He also was formerly White House chief of staff to President George H.W. Bush and, prior to that, served as U.S. Secretary of Transportation from 1989 to 1991. Mr. Skinner previously was United States Attorney for the Northern District of Illinois from 1975 to 1977, having served in that office for eight years. Mr. Skinner also serves on the boards of directors of Express Scripts, Inc., Navigant Consulting, Inc., Echo Global Logistics, Inc. and MedAssets, Inc. He has previously served on the boards of Diamond Management and Technology Consultants, Dade Behring and APAC Customer Services, Inc. He holds a B.S. in Accounting from the University of Illinois and a J.D. from DePaul University Law School.

Mr. Skinner has experience as a CEO of a public company. That experience provides him with extensive management, legal and financial expertise. His experience in the government provides him with knowledge of regulation and the legislative process. Finally, Mr. Skinner's practice of law and service on the boards of both public and private companies provides him with an understanding of the corporate governance and risk management issues that we face. We believe Mr. Skinner's experiences make him well suited to serve on our Board.
Carole E. Stone. Ms. Stone, 67, has served on our Board since 2006 and currently serves on the board of directors of the Nuveen Funds. She served on the Nuveen Diversified Commodity Fund from February 2010 through March 2012 and served as director of the New York State Division of the Budget from 2000 to 2004. She has previously served as the chair of the New York Racing Association Oversight Board, as commissioner on the New York State Commission on Public Authority Reform, as chair of the Public Authorities Control Board and on the board of directors of several New York State public authorities. Ms. Stone holds a B.A. in Business Administration from Skidmore College.
Ms. Stone has a strong understanding of government and regulation from her experience with numerous public entities, as well as accounting and budgeting skills. She also has experience with corporate governance and financial services from her service on the Nuveen boards. We believe that these skills make her well suited to serve on the Board.
Eugene S. Sunshine. Mr. Sunshine, 65, retired from his position as senior vice president for Business and Finance at Northwestern University in August 2014, a position he held since 1997, and has served on our Board since 2003. Prior to joining Northwestern, he was senior vice president for administration at The John Hopkins University. At both Hopkins and Northwestern, Mr. Sunshine was chief financial officer. Prior to joining Hopkins, Mr. Sunshine held numerous positions in New York government, including state treasurer. He currently is a member of the boards of directors of Arch Capital Group Ltd., PlattForm Advertising and Kaufman, Hall and Associates. He is a former member of the board of directors of Bloomberg L.P. and National Mentor Holdings. He holds a B.A. from Northwestern University and a Master of Public Administration degree from the Maxwell School of Citizenship and Public Affairs at Syracuse University.
Mr. Sunshine has extensive financial skills from his education and professional experiences. He also has knowledge of the corporate governance issues facing boards from his experience serving on them. He has extensive connections in the Chicago area business community. We believe that these skills make him well suited to serve on our Board.
Edward T. Tilly. Mr. Tilly, 51, is our Chief Executive Officer and a director, positions he assumed in May 2013. Prior to that, he served as our President and Chief Operating Officer from November 2011 to May 2013. He served as Executive Vice Chairman from August 2006 until November 2011. He was a member of CBOE from 1989 until 2006, and served on its Board from 1998 through 2000 and again from 2003 through July 2006, including as Member Vice Chairman from 2004 through July 2006. Mr. Tilly currently serves on the boards of directors for Northwestern Memorial HealthCare, the Options Clearing Corporation and Working in the Schools, and on the board of visitors of the Weinberg College of Arts and Sciences at Northwestern University. He is also a member of the Commercial Club of Chicago and the Economic Club of Chicago. He holds a B.A. degree in Economics from Northwestern University.
Mr. Tilly has a deep understanding of the operations of our exchanges from trading on CBOE, representing the interests of market participants and serving in our management. We believe that Mr. Tilly's experience, as well as the role that he serves with us, makes him well suited to serve on the Board.
The Board of Directors recommends that the stockholders vote FOR each of the director nominees.
Board Structure
Independence
Our Bylaws require that, at all times, no less than two-thirds of our directors will be independent. The Nominating and Governance Committee has affirmatively determined that all of our current directors are independent under the NASDAQ Stock Market's listing standards for independence, except Mr. Brodsky and Mr. Tilly.
All of the directors on each of the Audit, Compensation and Nominating and Governance Committees are independent. Each of these committees reports to the Board as they deem appropriate, and as the Board may request.

Lead Director
The Board has an independent Lead Director, Mr. Boris, who is authorized to preside at meetings of the non-management directors and meetings of the independent directors of the Board. The Lead Director consults with the Chairman on the agenda for Board meetings and serves as a liaison between the Chairman and the independent directors. The Lead Director is also an invited guest to all meetings of Board committees.
Chairman and CEO Roles
The roles of Chairman and Chief Executive Officer are currently separated, with Mr. Brodsky serving as Chairman and Mr. Tilly serving as Chief Executive Officer. The Board believes that this leadership structure best serves the objectives of the Board’s oversight of management and the ability of the Board to carry out its roles and responsibilities on behalf of the stockholders, based on the composition of the Board. The Board also believes that the separation of the Chairman and Chief Executive Officer roles allow our Chief Executive Officer to focus his time and energy on operating and managing the Company, while leveraging the experience and perspectives of the Chairman. The Board periodically reviews the leadership structure and may make changes in the future.
In addition, our Board has implemented the following elements in order to ensure independent oversight for us and for our Board:

•	requiring the Board to consist of at least two-thirds independent directors who meet regularly without management,

•	establishing independent Audit, Compensation and Nominating and Governance Committees, and

•	appointing an independent Lead Director.
Board Oversight of Risk
The Board is responsible for overseeing our risk management processes. The Board is responsible for overseeing both our general risk management strategy and the significant risks facing us, including the risk mitigation strategies employed by management. The Board stays apprised of particular risk management matters in accordance with its general oversight responsibilities.
The Board has delegated to the Audit Committee oversight of risk management. Among its duties, the Audit Committee is responsible for reviewing our compliance, guidelines, policies and practices for identifying, assessing and managing key risks, and reviewing the adequacy and effectiveness of internal controls and procedures. The Compensation Committee has been delegated oversight of risk management as it relates to our compensation policies and procedures. All committees report to the full Board when a matter rises to the level of a material or enterprise level risk.
Our management is responsible for daily risk management. In addition, heads of each of our divisions attend periodic enterprise risk management meetings at which an established matrix of identified risks is reviewed to evaluate the level of potential risks facing us and to identify any new risks. This group provides information and recommendations to the Audit Committee as necessary. We believe this division of risk management responsibilities is an effective approach for addressing the enterprise risks that we face.
Board and Committee Meeting Attendance
There were 5 meetings of the Board during 2014. Each director attended at least 75% of the aggregate number of meetings of the Board and meetings of committees of which the director was a member during 2014.
Independent Directors Meetings
Periodically, the independent directors meet separately in executive session without management. The Lead Director presides over these meetings. The independent directors met in executive session 5 times during 2014.
Committees of the Board of Directors
Our Board of Directors has the following five standing Board committees:

•	the Audit Committee,

•	the Compensation Committee,

•	the Executive Committee,

•	the Finance and Strategy Committee, and

•	the Nominating and Governance Committee.
Other than the members of the Executive Committee required to be on the committee pursuant to our Bylaws, each of the members of the committees was recommended by the Nominating and Governance Committee for approval by the Board for service on that committee. Each of the committees has a charter, of which the charters for the Audit, Compensation, Finance and Strategy, and Nominating and Governance Committees are available on the Corporate Governance page of our Investor Relations section of our website at: http://ir.CBOE.com.
The following table is a listing of the composition of our standing Board committees during 2014 and currently, including the number of meetings of each committee during 2014.

Director	Audit	Compensation	Executive	Finance and Strategy	Nominating and Governance
Number of meetings	10	6	1	6	4
William J. Brodsky[1]			X*
James R. Boris[1]			X
Frank E. English, Jr.		X		X	X
Edward J. Fitzpatrick	X	X2		X
Janet P. Froetscher		X	X3	X	X*[5]
Jill R. Goodman	X			X	X
R. Eden Martin	X*	X	X
Roderick A. Palmore	X3	X	X2		X2
Susan M. Phillips	X2		X3		X
Samuel K. Skinner		X*[4]	X2		X
Carole E. Stone	X		X	X*
Eugene S. Sunshine	X	X*[4]	X	X2	X*[5]
Edward T. Tilly			X

*	Chair

(1)	The Chairman and Lead Director are both members of the Executive Committee and invited guests to the meetings of each of the other standing Board committees.

(2)	Joined the committee on May 22, 2014.

(3)	Left the committee on May 22, 2014.

(4)	Effective May 22, 2014, Mr. Skinner became Chair of the Compensation Committee and Mr. Sunshine stepped down from the Compensation Committee.

(5)	Effective May 22, 2014, Mr. Sunshine became Chair of the Nominating and Governance Committee and Ms. Froetscher stepped down from the Nominating and Governance Committee.

Audit Committee
The Audit Committee consists of six directors, all of whom are independent under NASDAQ listing rules, as well as under Rule 10A-3 of the Securities Exchange Act of 1934, as amended. The Audit Committee consists exclusively of directors who are financially literate. In addition, Edward Fitzpatrick has been designated as our audit committee financial expert and meets the SEC definition of that position.
The Audit Committee's responsibilities include:

•	engaging our independent auditor and overseeing its compensation, work and performance,

•	reviewing and discussing the annual and quarterly financial statements with management and the independent auditor,

•	overseeing our risk assessment and risk management, and

•	reviewing transactions with related persons for potential conflict of interest situations.
Compensation Committee
The Compensation Committee consists of six directors, all of whom are independent under NASDAQ listing rules. The Committee has primary responsibility to make recommendations to the Board for:

•	all elements and amounts of compensation for the executive officers, including any performance goals,

•	reviewing succession plans relating to the CEO,

•	the adoption, amendment and termination of cash and equity-based incentive compensation plans,

•	approving any employment agreements, severance agreements or change-in-control agreements with executive officers, and

•	the level and form of non-employee director compensation and benefits.
Nominating and Governance Committee
The Nominating and Governance Committee consists of six directors, all of whom are independent under NASDAQ listing rules. The Nominating and Governance Committee's responsibilities include making recommendations to the Board on:

•	persons for election as director,

•	a director to serve as Chairman of the Board and an independent director to serve as Lead Director,

•	any stockholder proposals and nominations for director,

•	the appropriate structure, operations and composition of the Board and its committees, and

•	the content of the Corporate Governance Guidelines, Code of Business Conduct and Ethics and other corporate governance policies and programs.
Criteria for Directors
We believe that each of the individuals serving on our Board has the necessary skills, qualifications and experiences to address the challenges and opportunities we face. The Nominating and Governance Committee is responsible for considering and recommending to the Board nominees for election as director, including considering each incumbent director's continued service on the Board. The Committee annually reviews the skills and characteristics required of directors in the context of the current composition of the Board, our operating requirements and the long-term interests of our stockholders. In evaluating director candidates, the Committee takes into consideration many factors, including the individual's educational and professional background, whether the individual has any special experience in a relevant area, personal accomplishments and cultural experiences. In addition, the Committee may consider such other factors it deems appropriate when conducting its assessment of director candidates.
Diversity
While we do not currently have a formal diversity policy, our Corporate Governance Guidelines provide that the Committee will seek to recommend to the Board candidates for director with a diverse range of experiences, qualifications and skills in order to provide varied insights and competent guidance regarding our operations, with a goal of having a Board that reflects diverse backgrounds, experience and viewpoints. We believe that we benefit from having directors with a diversity of skills, characteristics, backgrounds and cultural experiences.

Stockholder Nominations
The Nominating and Governance Committee will consider stockholder recommendations for candidates for our Board of Directors. See “Stockholder Proposals.”
Finance and Strategy Committee
The Finance and Strategy Committee's responsibilities include making recommendations to the Board regarding the budget, capital allocation, strategic plans, and acquisition or investment opportunities.
Executive Committee
The Executive Committee has the authority to exercise the powers and authority of the Board when the convening of the Board is not practicable, except as limited by its charter and the Company's Bylaws.
Compensation Committee Interlocks and Insider Participation
No member of the Compensation Committee is a current or former officer or employee of ours. In addition, there are no compensation committee interlocks with other entities with respect to any member of the Committee.
Annual Meeting Attendance
We encourage members of the Board to attend our Annual Meeting of Stockholders. All of our current directors attended the 2014 Annual Meeting of Stockholders. Meetings of the Board and its committees are being held in conjunction with the Annual Meeting. We expect all directors will attend the 2015 Annual Meeting.
Communications with Directors
As provided in our Corporate Governance Guidelines, you may communicate directly with our independent directors or the entire Board. Our policy and procedures regarding these communications are located in the Investor Relations section of our website at http://ir.CBOE.com.
RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Our Audit Committee has responsibility for reviewing and approving all related party transactions. The Committee has adopted a related-party transactions approval policy. Under this policy, transactions between us and any executive officer, director or holder of more than 5% of our common stock, or any immediate family member of such person, must be approved or ratified by the Committee in accordance with the terms of the policy. During the fiscal year ended December 31, 2014, there were no transactions in which CBOE Holdings or any of its subsidiaries was a party, in which the amount involved exceeded $120,000 and in which a director, a director nominee, an executive officer, a security holder known to own more than five percent of our common stock or an immediate family member of any of the foregoing had, or will have, a direct or indirect material interest.
BENEFICIAL OWNERSHIP OF MANAGEMENT AND DIRECTORS
The following table lists the shares of our unrestricted common stock that were beneficially owned as of March 1, 2015, or as of the date otherwise indicated below, and the percentage of our common stock beneficially owned, based on the number of shares outstanding on March 1, 2015 by each of:

•	our directors,

•	our named executive officers,

•	our directors and executive officers as a group, and

•	beneficial owners of more than 5% of our common stock.

Name	Number of Shares of Unrestricted Common Stock(1)	Percent of Voting Common Stock
Edward T. Tilly	115,599	*
Edward L. Provost	85,669	*
Alan J. Dean	67,907	*
Joanne Moffic-Silver	62,430	*
Gerald T. O'Connell	81,457	*
William J. Brodsky (2)	302,862	*
James R. Boris	14,003	*
Frank E. English, Jr.	4,656	*
Edward J. Fitzpatrick	3,371	*
Janet P. Froetscher	14,003	*
Jill R. Goodman	6,156	*
R. Eden Martin	14,003	*
Roderick A. Palmore	13,703	*
Susan M. Phillips	14,003	*
Samuel K. Skinner	14,003	*
Carole E. Stone	11,703	*
Eugene S. Sunshine	14,003	*
All directors and executive officers as a group (18 persons)	847,738	1.01%
T. Rowe Price Associates, Inc. (3)	8,464,817	10.09%
Blackrock, Inc. (4)	5,225,257	6.23%
Vanguard Group (5)	5,138,255	6.12%

*	Less than 1%.

(1)
Amounts include the following shares of unvested restricted stock held by each officer pursuant to the Long-Term Incentive Plan: Mr. Tilly, 14,121 shares; Mr. Provost, 7,399 shares; Mr. Dean, 7,303 shares; Ms. Moffic-Silver, 4,771 shares and Mr. O'Connell, 6,620 shares. Amounts include 1,520 shares of unvested restricted common stock granted to each non-employee director pursuant to the Long-Term Incentive Plan. The number of shares of unvested restricted common stock held by all directors and executive officers as a group is 60,034. The restricted stock units, which do not entitle the holder to voting rights and are described in the Compensation section of this proxy statement, are not included in this table.

(2)
Amount includes 20,000 shares held by the William and Joan Brodsky Foundation, Inc., over which Mr. Brodsky has voting and dispositive power. Mr. Brodsky disclaims beneficial ownership of these shares.

(3)
Based on information set forth in a Schedule 13G/A filed with the Securities and Exchange Commission on February 10, 2015. The Schedule 13G/A reports that, as of December 31, 2014, T. Rowe Price Associates, Inc., 100 E. Pratt Street, Baltimore, MD 21202, has sole voting power with respect to 2,370,060 shares of common stock and sole dispositive power with respect to 8,464,817 shares of common stock.

(4)
Based on information set forth in a Schedule 13G/A filed with the Securities and Exchange Commission on January 30, 2015. The Schedule 13G reports that, as of December 31, 2014, Blackrock Inc., 55 East 52nd Street New York, NY 10022, has sole voting power with respect to 4,981,839 shares of common stock and sole dispositive power with respect to 5,225,257 shares of common stock.

(5)
Based on information set forth in a Schedule 13G/A filed with the Securities and Exchange Commission on February 10, 2015. The Schedule 13G/A reports that, as of December 31, 2014, The Vanguard Group, 100 Vanguard Blvd., Malvern, PA 19355, has sole voting power with respect to 57,679 shares of common stock and sole dispositive power with respect to 5,088,276 shares of common stock. In addition, The Vanguard Group has shared dispositive power with respect to 49,979 shares of common stock.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires that our executive officers, directors and persons who own more than 10% of our common stock file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. Executive officers, directors and greater-than-10% stockholders, if any, are required by regulation to furnish us with copies of all Forms 3, 4 and 5 that they file.
Based on our review of the copies of those forms, any amendments that we have received and written representations from our executive officers and directors, we believe that all executive officers and directors and the owner of more than 10% of our common stock complied with all of the filing requirements applicable to them with respect to transactions during the year ended December 31, 2014.
COMPENSATION
Director Compensation
In 2014, we compensated our non-employee directors as follows:

•	an annual cash retainer of $75,000,

•	an annual stock retainer of $75,000, based on the closing price on the date of grant,

•	a meeting fee of $1,000 for each Board or committee meeting that a director attended,

•	CBOE Holdings Compensation, Finance and Strategy and Nominating and Governance Committee chairs received an additional annual cash retainer of $10,000,

•	CBOE Holdings Audit Committee and the CBOE and C2 Regulatory Oversight and Compliance Committee chairs received an additional annual cash retainer of $20,000,

•	the Lead Director of the Board received:

◦	for the 2013-2014 Board term, an additional annual cash retainer of $150,000, but did not receive meeting fees for the meetings of standing Board committees, and

◦	for the 2014-2015 Board term, an additional cash retainer of $50,000 and received meeting fees for the meetings of standing Board committees that he attended, and

•	the Chairman of the Board, who does not receive meeting fees, received:

◦
for the period from January 1, 2014 through the end of the 2013-2014 Board term, the Chairman did not receive the cash or stock retainer that the other directors received, but did receive $600,000 in cash compensation and a stock award equal to $2.5 million, both pursuant to his Transition Agreement, signed in connection with his transition from Chairman and CEO to Chairman, and

◦	for the 2014-2015 Board term, the cash and stock retainer that the other directors received, and an additional retainer of $250,000.
Payments for meetings and the chair retainers include payments for service on certain CBOE and C2 board committees in addition to the committees of the CBOE Holdings Board.
The compensation of our non-employee directors for the year ended December 31, 2014 for their service as members of our Board of Directors is shown in the following table.

2014 Director Compensation
Name	Fees Earned or Paid in Cash	Stock Awards(1)	Total
William J. Brodsky(2)	$762,500	$2,575,027	$3,337,527
James R. Boris	$202,000	$75,027	$277,027
Edward J. Fitzpatrick	$96,000	$75,027	$171,027
Frank E. English, Jr.	$96,000	$75,027	$171,027
Janet P. Froetscher	$99,000	$75,027	$174,027
Jill R. Goodman	$101,000	$75,027	$176,027
Duane R. Kullberg	$50,500	$—	$50,500
R. Eden Martin	$132,000	$75,027	$207,027
Roderick A. Palmore	$116,000	$75,027	$191,027
Susan M. Phillips	$113,000	$75,027	$188,027
Samuel K. Skinner	$110,000	$75,027	$185,027
Carole E. Stone	$120,000	$75,027	$195,027
Eugene S. Sunshine	$111,000	$75,027	$186,027

(1) The non-employee directors received an equity grant of restricted stock on May 22, 2014. The equity grant vests on the earlier the one year anniversary of the grant date or the completion of the year of director service. Each of the directors holds 1,520 shares of unvested restricted stock as of December 31, 2014.
(2) Mr. Brodsky, who was not an executive officer during 2014, received, for the period from January 1, 2014 through the end of the 2013-2014 Board term, $600,000 in cash compensation and a stock award equal to $2.5 million, both pursuant to his Transition Agreement, signed in connection with his transition from Chairman and CEO to Chairman.
The Compensation Committee has adopted stock ownership guidelines, which provide that each non-employee director should own stock equal to three times the cash annual retainer for directors within three years of joining the Board. For purposes of this ownership requirement, (a) shares owned outright or in trust and (b) restricted stock, including shares that have been granted but are unvested, are included. Other than the director who was first elected to our Board in 2013, each of the non-employee directors met this ownership requirement as of December 31, 2014.
COMPENSATION DISCUSSION AND ANALYSIS
Executive Summary
The design of CBOE's executive compensation program, including quality compensation practices and independent oversight, is intended to align management's interests with those of stockholders. Compensation awarded in 2014 is a result of yet another record-setting year.
Quality Compensation Practices

What we do	What we don't do
Mitigate undue compensation risk	No hedging or pledging of company stock
Double trigger change in control provisions in employment agreement and Executive Severance Plan	No tax gross-ups upon a change in control or otherwise
Robust stock ownership requirements	Limited perquisites
Utilize independent compensation consultant	Limited use of employment contracts
Clawback provisions for cash incentive and equity awards

Independent Oversight
The Compensation Committee:

•	is comprised solely of independent members

•	utilizes an independent compensation consultant

•	engaged a new independent compensation consultant in 2014

•	met 6 times during the year to discuss executive officer compensation, compensation practices and performance criteria
Record-setting corporate performance

•	Record-setting results for the fourth consecutive year, with net income allocated to common stockholders up 8% from 2013 to $188.4 million

•	Increased operating margin to 50.8% from 50.0% in the prior year

•	Increased options market share to 29.9% from 27.9%

•	Delivered on numerous operating initiatives as discussed below
Compensation

•	No base salary increases in 2014

•	Annual cash incentive for 2014 based on corporate performance at 101% of target pre-tax, pre-bonus net income, adjusted for individual performance

•	Grants of restricted stock units in 2014 for 2013 service were subject to performance conditions for 50% of the award
Discussion
The following is a discussion of how the total compensation awarded to, earned by or paid to each of our "named executive officers," or "NEOs," is determined. Our NEOs are:

Edward T. Tilly, Chief Executive Officer	Edward L. Provost, President and Chief Operating Officer
Alan J. Dean, Executive Vice President Finance and Administration, Chief Financial Officer and Treasurer	Joanne Moffic-Silver, Executive Vice President, General Counsel and Corporate Secretary
Gerald T. O'Connell, Executive Vice President and Chief Information Officer
2014 Business Highlights

•
For the fourth consecutive year, we reported both record revenues and earnings, with total revenues of $617.2 million, up 8% compared to the prior year, operating margin of 50.8% and net income allocated to common stockholders of $188.4 million.

•	Diluted earnings per share also increased 11% to $2.21 per share.

•	Our market share of options trading increased to 29.9% in 2014, from 27.9% in the prior year.

•	In 2014, we completed the roll-out of extended trading hours for VIX futures and saw approximately 9% of the trading in VIX futures outside of U.S. trading hours.

•
We launched options and futures on the CBOE Short-Term Volatility Index (VXST Index) and futures on the CBOE/CBOT 10-year U.S. Treasury Note Volatility Index (VXTYN). While there has not yet been significant trading in these products, we continue working with our trading permit holders and other potential users of these products to attract interest. Based on our experience with other products, including with the VIX Index, we recognize that it may take a significant period of time to generate vibrant markets in these new products.

•	We entered into an agreement with MSCI under which we will be allowed to exclusively list options on certain of its indexes, including the MSCI EAFE Index and the MSCI Emerging Markets Index.

•
Our options exchanges entered into an agreement with the Financial Industry Regulatory Authority (FINRA) under which FINRA will perform the majority of our regulatory services, which furthers our commitment to maintain the highest standards in market regulation and to reliably serve the investing public.

•	We completed each of the initial undertakings required under the SEC Consent Order dated June 11, 2013.
We believe that the performance of the Company demonstrates that management is keenly focused on obtaining current results, while positioning the Company for growth in the future. Our business continued to generate strong cash flows from operations and we effectively deployed capital to enhance stockholder returns while retaining the flexibility to pursue new opportunities. To that end:

•	In keeping with our goal of consistent and sustainable dividend growth, in August 2014, we announced that we were increasing our quarterly dividend by 17% to $0.21 per share.

•	In 2014, we repurchased 3,215,246 of our outstanding shares of common stock under a share repurchase program, for a total of $168.3 million.
As a result of these business highlights and capital allocation decisions, we achieved a total stockholder return of 25% for 2014 and 167% over the past three years.

Compensation Philosophy and Summary

Our executive compensation program is designed to attract and retain talented and dedicated executives who play a vital role in our achievement of key strategic business objectives. To meet these objectives, the Compensation Committee designed and implemented a program that pays a substantial portion of executive compensation based on corporate and individual performance.

The Compensation Committee believes that compensation plays a vital role in contributing to the achievement of key strategic business objectives that ultimately drive long-term business success. Accordingly, our executive compensation program has been designed to focus our executives on achieving critical corporate goals, while taking steps to position the business for sustained growth in financial performance over time.
The following table lists the various elements included in total compensation for our executive officers and each element's purpose. Additional details regarding each component are provided in later sections.

Total Compensation Component	Purpose
Base salary	Provides a defined amount of compensation based on the market value of the position
Annual incentive	Provides variable discretionary payments designed to reward each executive for his or her contribution towards achieving our annual financial and operational results
Long-term equity awards	Aligns the interests of our executives with stockholders and motivates our executives to focus on our long-term growth and value
Benefits-retirement, medical, life and disability	Provides competitive benefits and protects executives in a catastrophic event
Severance	Creates a stable framework by encouraging retention in a time of uncertainty
Following is a distribution of the total target compensation mix for the Chief Executive Officer and the other named executive officers as a group. Total target compensation includes base salary, annual incentive and long-term equity awards, breaking down target long-term equity awards into time-based restricted stock unit awards ("RSUs") and restricted stock unit awards subject to performance conditions ("PSUs").

2014 Compensation Changes
Since CBOE Holdings went public in June 2010, the Board and Compensation Committee have been implementing a compensation strategy that rewards our executives based on the performance of the Company and with a pay mix in line with our peers, without causing sudden disruptions in compensation that may result in turnover. In connection with this transition, the Board and Compensation Committee introduced the use of annual equity grants for the 2012 performance year in early 2013 with time-vested restricted stock. For the 2013 performance year, the Board and Compensation Committee granted a mix of time-vested and performance-based restricted stock units in 2014, as discussed in more detail below. For the 2014 performance year, the Board and Compensation Committee continued granting a mix of restricted stock units. Under SEC rules, the compensation reported in the Summary Compensation Table for 2014 includes the equity grants for 2013 performance. The awards for 2014 performance will be reported in next year's Summary Compensation Table.
Role of Compensation Committee
The Compensation Committee is responsible for reviewing the various components of the total compensation program for all executive officers. The Compensation Committee makes recommendations to the full Board regarding compensation related decisions. To provide the Compensation Committee with advice and assistance related to the design of our incentive compensation plans, the Compensation Committee engaged McLagan, a division of Aon Hewitt Consulting, since before the June 2010 IPO through October 2014. In October 2014, the Compensation Committee engaged Meridian Compensation Partners, LLC as its independent compensation consultant. Mr. Tilly, Mr. Provost, Mr. Dean, and the independent compensation consultant generally attend portions of the meetings of the Compensation Committee, other than when the respective executive's compensation is discussed, to provide information and assistance.
Independent Compensation Consultants
The independent compensation consultant reviews the executive compensation program and advises the Compensation Committee on best practices and plan designs that may improve effectiveness. The consultant recommends the peer group, provides comparative data and assists the Compensation Committee in monitoring the competitive positioning of the various components of the executive compensation program. The independent compensation consultant meets with the Compensation Committee in executive session without management. The consultant also communicates directly with members of the Compensation Committee and the Board at large. Based on a review of its engagement of both independent compensation consultants and consideration of factors set forth in SEC and NASDAQ rules, the Compensation Committee determined that McLagan's and Meridian's work did not raise any conflicts of interest and that they are independent.
Company's Response to Stockholder Vote on Say-on-Pay.
At our last annual meeting, our stockholder "say-on-pay" vote received the support of over 95% of the votes cast on the matter, and we have received over 85% support for our compensation every year since going public. The Compensation Committee has reviewed these results and considers them supportive of the executive compensation program and the Committee's measured approach to adapting our compensation practices to align with stockholder interests. It has determined that no large-scale changes to the compensation approach are warranted as a result of the voting; however, the Committee continues to take steps to ensure our compensation practices remain aligned with best practices.
Peer Group and Comparative Data
The independent compensation consultant conducted an in-depth analysis to identify and recommend to the Compensation Committee a peer group based upon our business mix and size. The peer group includes financial services firms with a heavy focus on technology and an environment similar to ours. Although the members of our peer group may be larger or smaller in one or several measures, the Committee determined that it added more value to focus on members of our industry and believes that the variance is necessary due to our unique business model and in order to have a sufficient number of members in the group. The most recent review of peer group compensation, conducted in December 2014, included 2013 data from the following peer group:

ASX Limited	IntercontinentalExchange, Inc.
BGC Partners, Inc.	Investment Technology Group
CME Group, Inc.	London Stock Exchange Plc
Deutsche Borse Group	MarketAxess Holdings, Inc.
GFI Group, Inc.	NASDAQ OMX Group, Inc.
To ensure that our compensation and performance are competitive, the Compensation Committee reviews comparative compensation and performance data from the peer group. The Compensation Committee uses the comparative compensation data as points of reference, rather than as the determining factor in setting compensation for our executive officers.     Based on the Compensation Committee's recent review, base salary and target annual incentive for each named executive officer were below the fiftieth percentile. In addition, other than for one executive, total target compensation, including salary, target annual incentive and target long-term incentive, for the named executive officers in 2014 was below the fiftieth percentile.
Information regarding corporate performance of the peer group companies through the third quarter, the latest period for which data was available, was compiled and reviewed by Meridian, the independent compensation consultant. With Meridian, the Compensation Committee compared corporate performance to our peer group in the areas of revenues, market capitalization and number of employees. The Compensation Committee recognizes that CBOE Holdings falls below the median with respect to these areas, but believes that the peer group is appropriate due to the limited number of competitors in our industry.
Elements of Compensation
Base Salary. The base salary for our named executive officers is designed to be part of a competitive total compensation package when compared to our peer group companies. It is intended to provide our named executive officers with a measure of certainty within their total compensation package. Also considered for each named executive officer in determining base salary was his or her:

• position	• individual performance
• experience	• potential to influence our future success
• industry specific knowledge	• total compensation
• level of responsibility
For 2014, the Compensation Committee reviewed the base salaries for each of the named executive officers, with input from Mr. Tilly and Mr. Provost. No changes were made to base salaries for the named executive officers in 2014.
Annual Incentive. The annual incentive, or bonus, component of the total compensation package paid to our named executive officers is intended to reward performance during the prior year, including performance relative to goals that were approved by the Board and Compensation Committee at the beginning of the year. In the first quarter of each year, the Compensation Committee reviews corporate and individual performance for the prior year and makes recommendations to the Board of Directors for annual incentives to be paid to the named executive officers and other executive officers for the prior year performance. The Board may approve, disapprove or modify the recommendations of the Compensation Committee.
Corporate Performance. The Compensation Committee establishes target annual incentive amounts for each of the executive officers by considering the executive's job responsibilities, competitive market data and pay history. Target annual incentive amounts are set based on a number of different factors, including experience, peer data and ability to impact our success in the upcoming year. Below are the target annual incentive amounts for the named executive officers, shown as a percentage of salary.

Named Executive Officer	Target Annual Incentive as Percentage of Base Salary
Tilly	150%
Provost	150%
Dean	140%
Moffic-Silver	117%
O'Connell	140%
For 2014, the Compensation Committee expected the executive officers to manage the Company so as to achieve its corporate goals, including achieving pre-tax, pre-bonus net income of $330 million or greater for 2014. "Pre-tax, pre-bonus net income" is net income before taxes excluding the annual incentive accrual, which may be further adjusted by the Compensation Committee and the Board for unbudgeted amounts that they do not believe are reflective of performance and should not be included in the calculation. The target pre-tax, pre-bonus net income was set based on the business plan approved by the Board, and was selected as the target to reward management's successful efforts to increase trading in our products as well as managing expenses. The Compensation Committee and the Board adjusted pre-tax, pre-bonus net income to remove the impact of the impairment of an investment in IPXI. The Compensation Committee chose to exclude the impairment of IPXI as it was a passive investment and is not reflective of performance.
In February 2015, the Compensation Committee reviewed corporate performance and determined that this income goal was achieved at 101% of target. Once the Compensation Committee determined the percent of target achieved, each named executive's individual performance and contribution to the corporate goals were considered. Earlier in 2014, the Committee set the following corporate goals for 2014:

•	improving operating margin to 51% or better

•	maintaining market share while increasing profitability and earnings per share

•	continuing to improve regulatory oversight

•	completing all mandated SEC undertakings
As discussed above in "2014 Business Highlights," overall, we performed well on all of the corporate goals.
Individual Performance. The Compensation Committee considered the roles of the named executive officers in the accomplishments listed above. The Compensation Committee received from Mr. Tilly input regarding the individual performance of Mr. Provost. The Compensation Committee also received from Mr. Tilly and Mr. Provost input regarding the individual performance, and recommendations regarding incentive compensation, of Mr. Dean, Ms. Moffic-Silver, Mr. O'Connell and the other executive officer. The Compensation Committee, with input from the Board, also evaluated the performance of Mr. Tilly and Mr. Provost in the following:

•	advancing and leading the design and execution of our corporate strategy and goals

•	managing the Company to achieve our corporate goals

•	managing communications with the investment community to cultivate a loyal stockholder base

•	ensuring resources are in place to execute on our corporate strategy and goals

•	managing operations to ensure reliable and efficient services to our customers at competitive cost
Based on these factors and its deliberations, the Compensation Committee set the individual annual incentive award for each named executive officer. While the annual incentive plan does not provide for threshold or maximum payouts, in exercising its discretion, the Compensation Committee and the Board have historically set payouts within a narrow range of target. The specific amounts awarded are reflected in the Summary Compensation table under the "Bonus" column.

Long-Term Incentive Plan. The Compensation Committee strongly believes that an ownership culture will enhance our long-term success. We have adopted the Amended and Restated CBOE Holdings, Inc. Long-Term Incentive Plan, which was approved by stockholders at the 2011 Annual Meeting of Stockholders. Under the plan, the Compensation Committee may grant equity or cash awards, including restricted stock, restricted stock units and options.
The Compensation Committee believes that equity awards assist us in meeting the following goals:

•	aligning the financial interests of our Board members and employees with the interests of our stockholders

•	aligning our Board and executive compensation with that of our peer group in terms of form and amount

•	providing competitive compensation to assist in retaining highly skilled and qualified Board members and executives

•	deferring a significant portion of total compensation to the future and linking the ultimate value of the award to the stock price over the coming years
2014 Grants
As discussed above, the Committee and the Board approved equity awards in early 2014 for 2013 service. The grants were made at the target amount for each executive. The equity grants in 2014 were made in the form of restricted stock units. Each restricted stock unit is a notional amount that represents one unvested share of our common stock and entitles the participant to receive one share of common stock if and when the restricted stock unit vests. The restricted stock units are subject to different vesting and performance criteria as explained below:
•Time-based Restricted Units. 50% of the restricted stock units have a three-year vesting period, with one-third of the restricted stock units vesting on each of the first, second and third anniversaries of the grant date. These awards are not subject to additional performance conditions.
•Relative Total Shareholder Return ("TSR") Performance Units. 25% of the restricted stock units have a performance condition under which the number of units that will ultimately be awarded will vary from 0% to 200% of the original grant, based on our total shareholder return (calculated as the increase in our stock price over the performance period plus reinvested dividends, divided by the stock price at the beginning of the performance period) relative to the total shareholder returns for the S&P 500 Index during the performance period. The Compensation Committee and the Board want to incent management to increase TSR for the benefit of all stockholders, and believe that tying a portion of each executive's ultimate compensation to TSR compared to a broad index like the S&P 500 Index will encourage management to generate returns for stockholders.
•Earnings Per Share ("EPS") Performance Units. 25% of the restricted stock units have a performance condition under which the number of units that will ultimately be awarded will vary from 0% to 200% of the original grant, based on our earnings per share during the performance period, as adjusted for certain extraordinary, unusual or non-recurring items. The Compensation Committee and the Board want to encourage management to continue growing the business and trading on our exchanges. Because of the operating leverage inherent in our business, they believe that EPS growth over the next three years is an appropriate basis for these awards.
For each of the award types, the restricted stock units will be settled in shares following vesting if the participant has been continuously employed during the vesting period, subject to acceleration in the event of a change of control or in the event of a participant’s earlier death, disability or qualified retirement.
The allocation of the grants between performance criteria was based on the Committee's belief that management should be encouraged to grow our company through increased earnings per share and increase shareholder value. The portion of the grant that is only subject to time-vesting restrictions is intended to align the interests of management with stockholders.
The details of the performance share awards tied to 2014-2016 earnings per share and total stockholder return are as follows.

			# of Shares
	Award Date	Performance Metric	Threshold	Target	Maximum
Edward T. Tilly	2/19/2014	2014-2016 EPS	4,031	8,061	16,122
	2/19/2014	2014-2016 TSR	4,031	8,061	16,122

Edward L. Provost	2/19/2014	2014-2016 EPS	2,493	4,985	9,970
	2/19/2014	2014-2016 TSR	2,493	4,985	9,970

Alan J. Dean	2/19/2014	2014-2016 EPS	1,753	3,505	7,010
	2/19/2014	2014-2016 TSR	1,753	3,505	7,010

Joanne Moffic-Silver	2/19/2014	2014-2016 EPS	1,107	2,214	4,428
	2/19/2014	2014-2016 TSR	1,107	2,214	4,428

Gerald T. O'Connell	2/19/2014	2014-2016 EPS	1,536	3,072	6,144
	2/19/2014	2014-2016 TSR	1,536	3,072	6,144
The following table displays thresholds, targets and maximums for the PSU awards granted in 2014, measured over the performance period from January 1, 2014 through December 31, 2016. No amounts will be paid out for performance below threshold.

	Threshold	Target	Maximum
	50%	100%	200%
Cumulative EPS	$6.59	$7.25	$7.95
Relative TSR Compared to S&P 500	20th Percentile	50th Percentile	80th Percentile
Stock Ownership Guidelines. The Compensation Committee adopted stock ownership guidelines, shown below, specifying the levels of stock ownership that each named executive officer must maintain while employed by us. For purposes of this ownership requirement, (a) shares owned outright or in trust and (b) restricted stock or stock units, including shares or units that have been granted but are unvested, are included. Each named executive officer has three years to meet the guidelines from the date that such officer was appointed to his position. Each named executive officer meets the applicable holding requirement based on his or her position with us.

Name	Holding Requirement
Edward T. Tilly	Five times base salary
Edward L. Provost	Four times base salary
Alan J. Dean	Two times base salary
Joanne Moffic-Silver	Two times base salary
Gerald T. O'Connell	Two times base salary
Hedging Policy. Under our Insider Trading Policy, our executive officers are prohibited from entering into transactions involving options to purchase or sell our common stock or other derivatives related to our common stock.
Pledging Policy. Our Insider Trading Policy prohibits executive officers and directors from entering into any pledges or margin loans with their stock. None of the named executive officers have existing pledges or margin loans with their stock.

Clawbacks. The Compensation Committee has a policy for the clawback of cash incentive payments based on the provisions of the Dodd-Frank Act. The policy provides that we will attempt to recover incentive amounts paid to executive officers in the event of any material noncompliance with any financial reporting requirement. The policy has a three-year look-back and applies to both current and former executives, regardless of such executive's involvement in the noncompliance. The equity award agreements contain provisions applying the clawback policy to the grant.
Employee Benefit Plans, Severance, Change in Control and Employment-Related Agreements. We make retirement, medical, life and disability plans available to all of our employees and, for our named executive officers and certain other employees, we provide participation in the Supplemental Executive Retirement Plan and the Executive Retirement Plan. We offer these plans in order to provide a competitive benefits program, a level of protection for catastrophic events and income during retirement. We do not provide any defined benefit retirement plans to our executive officers or employees. In addition, we have entered into an employment agreement with Mr. Tilly and established the Executive Severance Plan for other named executive officers in order to encourage retention, maintain a consistent management team to effectively run our operations and allow executives to focus on our strategic business priorities. Mr. Tilly's employment agreement and the Executive Severance Plan contain severance and change-in-control provisions and are described more fully below under "Severance, Change in Control and Employment-Related Agreements." Any payments upon a change-in-control provide that the payments will only occur if the named executive officer's employment is also terminated without cause or he or she resigns for good reason during a set period of time following the change-in-control, known as a double trigger provision.
Tax and Accounting Considerations. The Compensation Committee considers the tax and accounting implications of compensation to us and the tax implications to our named executive officers. The Compensation Committee strives to provide compensation deductible under Section 162(m) of the Internal Revenue Code and, to that end, certifies the performance target under the Amended and Restated Long-term Incentive Plan annually in accordance with Section 162(m). However, the Compensation Committee reserves the right to pay compensation that is not deductible for tax purposes when, in its judgment, such compensation is appropriate.
Compensation Committee Report
This report of the Compensation Committee shall not be deemed to be “soliciting material” or to otherwise be considered “filed” with the SEC, nor shall such information be incorporated by reference into any future filing with the SEC except to the extent that we specifically incorporate it by reference into such filing.
The Compensation Committee consists of Mr. Skinner, Chair, Mr. English, Mr. Fitzpatrick, Ms. Froetscher, Mr. Martin and Mr. Palmore, each of whom the Board has determined is independent under the applicable NASDAQ rules and our Corporate Governance Guidelines. The Compensation Committee has duties and powers as described in its written charter adopted by the Board. A copy of the charter can be found on our Investor Relations page at http://ir.CBOE.com.
The Compensation Committee has reviewed and discussed with management the disclosures contained in the foregoing section entitled “Compensation Discussion and Analysis.” Based on this review and discussion, the Compensation Committee recommended to the Board that the section entitled “Compensation Discussion and Analysis” be included in this Proxy Statement for the Annual Meeting.
Compensation Committee
Samuel K. Skinner, Chair
Frank E. English, Jr.
Edward J. Fitzpatrick
Janet P. Froetscher
R. Eden Martin
Roderick A. Palmore
Risk Assessment
We believe that any potential risks arising from our employee compensation policies and practices are not reasonably likely to have a material adverse effect on us. With assistance from the independent compensation consultant, the Compensation Committee reviewed and discussed a risk assessment of our compensation policies and practices for all employees for 2014, including non-executive officers, in its oversight capacity.
The Compensation Committee and management considered the following factors when reviewing potential risk from our employee compensation policies and practices:

•	Our compensation program is designed to provide a mix of both fixed and variable incentive compensation.

•
The variable portions of compensation are designed to reward both annual and long-term performance. We believe that this design mitigates any incentive for short-term risk-taking that could be detrimental to our company's long-term best interests.

•
Our senior executives are subject to stock ownership guidelines, which we believe provide incentives for our executives to consider the long-term interests of our company and our stockholders and discourage excessive risk-taking that could negatively impact our stock price over time.

Summary Compensation
The table below sets forth, for the years indicated below, the compensation earned by the following named executive officers:

•	our principal executive officer,

•	our principal financial officer, and

•	the three other most highly compensated executive officers who were executive officers on December 31, 2014.

2014 Summary Compensation Table
Name and Principal Position	Year	Salary	Bonus(1)	Stock Awards(2)	All Other Compensation(3)	Total
Edward T. Tilly	2014	$800,000	$1,260,000	$1,959,171	$347,586	$4,366,757
Chief Executive Officer (4)	2013	$736,667	$1,125,800	$3,450,017	$263,130	$5,575,614
	2012	$580,000	$800,000	$—	$216,250	$1,596,250

Edward L. Provost	2014	$530,000	$840,000	$1,211,604	$325,975	$2,907,579
President and Chief Operating Officer (5)	2013	$530,000	$773,900	$1,260,029	$262,600	$2,826,529
	2012	$475,000	$580,000	$—	$211,841	$1,266,841

Alan J. Dean	2014	$485,000	$720,000	$851,890	$273,976	$2,330,866
Executive Vice President	2013	$485,000	$706,200	$750,014	$235,590	$2,176,804
and Chief Financial Officer	2012	$444,000	$550,000	$—	$196,911	$1,190,911

Joanne Moffic-Silver	2014	$420,000	$525,000	$538,057	$236,250	$1,719,307
Executive Vice President, General	2013	$420,000	$525,000	$490,002	$202,750	$1,637,752
Counsel and Corporate Secretary

Gerald T. O'Connell	2014	$425,000	$599,000	$746,594	$243,750	$2,014,344
Executive Vice President and	2013	$425,000	$550,000	$680,013	$231,250	$1,886,263
Chief Information Officer	2012	$425,000	$500,000	$—	$212,942	$1,137,942

(1)
The amounts shown reflect the total cash incentive paid to the individual under our annual incentive program. For a discussion of our annual incentive program, please see “Compensation Discussion and Analysis-Elements of Compensation-Annual Incentive” above. Annual incentive payments for services performed in 2014, 2013 and 2012 by named executive officers were paid in early 2015, 2014 and 2013, respectively.

(2)
The amounts in the stock award column for 2014 represent the aggregate fair value of the awards granted to each named executive officer on February 19, 2014 for service in 2013 as computed in accordance with stock-based compensation accounting rules (Financial Standards Accounting Board ASC Topic 718). Assumptions used in the calculation of these amounts are included in the footnotes to our 2014 consolidated financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC. For performance-based units, we used the Monte Carlo valuation model method to estimate the fair value of the award. Awards made in 2015 for 2014 performance are not reportable in this Summary Compensation Table.

(3)
The amounts shown represent benefits that were, from time to time, made available to our executives, including retirement plan contributions. For more information on the amounts shown in this column for 2014, please see the following “All Other Compensation Detail” table.

(4)	Mr. Tilly served as President and Chief Operating Officer until he was promoted to Chief Executive Officer on May 23, 2013.

(5)	Mr. Provost served as Executive Vice President, Business Development and Chief Business Development Officer until his promotion to President and Chief Operating Officer on May 23, 2013.

2014 All Other Compensation Detail
Name	Year	Qualified Defined Contributions(1)	Non-Qualified Defined Contributions(2)
Edward T. Tilly	2014	$20,800	$326,786
Edward L. Provost	2014	$20,800	$305,175
Alan J. Dean	2014	$20,800	$253,176
Joanne Moffic-Silver	2014	$20,800	$215,450
Gerald T. O'Connell	2014	$20,800	$222,950

(1)
The amounts shown are matching contributions to our qualified 401(k) plan on behalf of each of the officers listed. In 2014, we matched 200% of employee contributions up to 4% of the employee's cash compensation up to the limit for such contributions.

(2)
The amounts shown are our contributions to the non-qualified defined contribution plans on behalf of each named executive officer, including contributions made to the Supplemental Executive Retirement Plan and Executive Retirement Plan. For a description of these plans, please see “Non-Qualified Defined Contribution Plans” below.

2014 Grants of Plan-Based Awards
The 2014 grants of plan-based awards are as follows and are explained in more detail below:

2014 Grants of Plan-Based Awards
		Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards
Edward T. Tilly	2/19/2014	8,062	16,122	32,244	16,121	$1,959,171
Edward L. Provost	2/19/2014	4,986	9,970	19,940	9,970	$1,211,604
Alan J. Dean	2/19/2014	3,506	7,010	14,020	7,010	$851,890
Joanne Moffic-Silver	2/19/2014	2,214	4,428	8,856	4,427	$538,057
Gerald T. O'Connell	2/19/2014	3,072	6,144	12,288	6,143	$746,594
All of the awards were made in restricted stock units, half of which were subject to performance conditions. The restricted stock unit awards that are not subject to performance conditions have a three-year vesting schedule under which one-third of the shares granted will vest each year on the anniversary of the grant date. Dividend equivalent payments are made on these restricted stock units.
With respect to the restricted stock units subject to performance conditions, half of the performance share units, or 25% of the total restricted stock units, have a performance condition under which the number of units that will ultimately be awarded will vary from 0% to 200% of the original grant, based on our total shareholder return (calculated as the increase in our stock price over the performance period plus reinvested dividends, divided by the stock price at the beginning of the performance period) relative to the total shareholder returns for the S&P 500 Index during the performance period. Dividends on these restricted stock units accrue and are paid out in shares upon vesting.

For all of the awards, vesting will accelerate upon death, disability or the occurrence of a change in control, unless the awards are replaced with awards containing substantially the same terms by a successor entity, in which case vesting will accelerate only if the successor terminates the officer without cause or the officer resigns for good reason. Unvested portions of the restricted stock units will be forfeited if the executive officer terminates employment with us prior to the applicable vesting date. The restricted stock units are subject to non-compete, non-solicitation and confidentiality covenants.
2014 Outstanding Equity Awards at Fiscal Year-End
The following table sets forth outstanding equity awards held by each named executive officer as of December 31, 2014 based on the market value of our common stock on December 31, 2014.

Outstanding Equity Awards at December 31, 2014
Name	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Yet Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Yet Vested ($)
Edward T. Tilly	28,241	(1)	$1,791,044
	16,121	(2)	$1,022,394
				8,061	(3)	$511,229
				16,122	(4)	$1,022,457
Edward L. Provost	14,802	(1)	$938,743
	9,970	(2)	$632,297
				4,985	(3)	$316,149
				9,970	(4)	$632,297
Alan J. Dean	14,608	(1)	$926,439
	7,010	(2)	$444,574
				3,505	(3)	$222,287
				7,010	(4)	$444,574
Joanne Moffic-Silver	9,544	(1)	$605,280
	4,427	(2)	$280,760
				2,214	(3)	$140,412
				4,428	(4)	$280,824
Gerald T. O'Connell	13,244	(1)	$839,934
	6,143	(2)	$389,589
				3,072	(3)	$194,826
				6,144	(4)	$389,652

(1)	Grant of restricted stock on February 6, 2013. This remaining portion of this stock grant vests one-half on each of February 6, 2015 and February 6, 2016.

(2)
Grant of restricted stock units not subject to performance conditions on February 19, 2014. These restricted stock units vest one-third on each of February 19, 2015, February 19, 2016 and February 19, 2017.

(3)
Grant of restricted stock units on February 19, 2014 subject to an earnings per share performance condition for the period from January 1, 2014 through December 31, 2016. Under Rule 402 of Regulation S-K, these awards are shown at the target performance amount. These restricted stock units vest on February 19, 2017 upon achievement of the performance conditions.

(4)
Grant of restricted stock units on February 19, 2014 subject to a performance condition of total shareholder return relative to the S&P 500 Index for the period from January 1, 2014 through December 31, 2016. As of December 31, 2014, our performance exceeded target performance and, therefore, under Rule 402 of Regulation S-K, these awards are shown at the maximum amount. These restricted stock units vest on February 19, 2017 upon achievement of the performance conditions.

2014 Vesting of Restricted Stock
The following table sets forth the equity awards that vested during 2014.

2014 Option Exercises and Stock Vested
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Edward T. Tilly	71,572	$3,604,439
Edward L. Provost	32,982	$1,664,306
Alan J. Dean	26,716	$1,351,952
Joanne Moffic-Silver	24,184	$1,221,098
Gerald T. O'Connell	26,036	$1,316,808
2014 Non-Qualified Deferred Compensation

2014 Non-Qualified Deferred Compensation (1)
Name		Executive Contributions in Last FY(2)	Registrant Contributions in Last FY(3)	Aggregate Earnings in Last FY(4)	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE
Edward T. Tilly	SERP	$66,632	$133,264	$88	$—	$944,314
	Exec Ret	$—	$193,522	$92	$—	$963,787
Edward L. Provost	SERP	$135,707	$83,512	$270,676	$—	$2,311,221
	Exec Ret	$—	$221,663	$275,469	$—	$2,317,360
Alan J. Dean	SERP	$55,875	$74,496	$5,667	$—	$843,992
	Exec Ret	$—	$178,680	$736	$—	$1,183,454
Joanne Moffic-Silver	SERP	$41,100	$54,800	$90,104	$—	$1,058,789
	Exec Ret	$—	$160,650	$150,743	$—	$1,765,822
Gerald T. O'Connell	SERP	$28,600	$57,200	$70,776	$—	$1,045,407
	Exec Ret	$—	$165,750	$110,988	$—	$1,884,976

(1)	Executive and registrant contributions include contributions during 2014.

(2)
The amount of executive contributions made by each named executive officer and reported in this column is included in each named executive officer's compensation reported in the Summary Compensation Table under the column labeled “Salary.”

(3)
The amount of registrant contributions reported in this column for each named executive officer is also included in his or her compensation reported on the Summary Compensation Table under the column labeled “All Other Compensation.”

(4)	Earnings are based upon the investment fund selected by the named executive officer for each plan.
Non-Qualified Defined Contribution Plans
We do not have a defined benefit retirement plan. We currently have two non-qualified defined contribution plans in which the named executive officers participate: the Supplemental Executive Retirement Plan (SERP) and the Executive Retirement Plan. The investment options for these plans only include investment options that are available under the qualified plans.
The SERP is designed for employees whose level of compensation exceeds the IRS defined annual compensation limit ($260,000 for 2014). Under the SERP, we match deferral contributions made by executives under the SERP with respect to compensation in excess of the IRS compensation limit. These contributions mirror those under the 401(k) plan. In 2014, we matched 200% of eligible employee contributions to the 401(k) and SERP plans up to 4% of the employee's compensation, subject to statutory limitations.
All named executive officers are eligible to participate in the Executive Retirement Plan. Our 2014 contribution to the Executive Retirement Plan was six percent of each participant's base salary and annual incentive, and, in the future, we expect to make further contributions consistent with this formula.
All of the named executive officers participate in the age-based component of the Executive Retirement Plan. In addition to the contribution to the Executive Retirement Plan described in the preceding paragraph, under the age-based component, we contribute to each eligible employee's account an amount equal to a percentage of the employee's base salary and cash incentive, based on such employee's age at the start of the year, as set forth in the table below.

Age of Participant	Contribution Percentage
Under 45	1%
45 to 49	3%
50 to 54	6%
55 to 59	9%
60 to 64	11%
65 and over	None
All of our contributions to qualified and non-qualified defined contribution plans vest 20% for each year of continuous service, identical to the qualified 401(k) plan. All of our named executive officers are fully vested in the plans.
Severance, Change in Control and Employment-Related Agreements
We currently have an employment agreement with Mr. Tilly and the rest of the named executive officers are covered by the Executive Severance Plan. The material terms of the agreement and the plan are discussed below.
Mr. Tilly's Employment Agreement
Under the amended and restated Employment Agreement effective on January 1, 2013, Mr. Tilly assumed the title of Chief Executive Officer following the 2013 Annual Meeting on May 23, 2013 and was elected to serve on the board. The Employment Agreement is scheduled to expire on December 31, 2015, and will automatically renew for successive one-year terms unless either the Company or Mr. Tilly gives notice not to renew 180 days prior to the expiration of the then current term. The Employment Agreement provided for a base salary of $640,000 from January 1, 2013, the effective date of the agreement, until the 2013 Annual Meeting, at which time, Mr. Tilly's base salary was increased to $800,000. Pursuant to the Employment Agreement, he received an award of restricted stock with a fair market value at that time of $2.0 million. The restricted stock award vested one-half on the date of the grant and one-half on the first anniversary of the grant date.
Under the amended and restated Employment Agreement, Mr. Tilly is eligible to receive cash and equity incentive awards, each in the sole discretion of the Board. The agreement provides that Mr. Tilly is entitled to participate in all of our employee benefit plans that are generally available to senior management. Pursuant to the agreement, Mr. Tilly has agreed to certain non-compete provisions during the employment term and for two years thereafter. The Employment Agreement may be terminated for cause. If the Employment Agreement is terminated without cause by us, for good reason by Mr. Tilly (as defined in the agreement), or due to death or disability, we will pay Mr. Tilly a severance payment equal to two times his then-current annual base salary plus a pro-rated bonus and long-term incentive award based on the portion of the calendar year worked, and two times his annual target cash incentive and all retirement plan contributions, including a lump sum payment equal to the amounts he would have received under the plans for a period of two years. Mr. Tilly would also receive these benefits if he is terminated without cause or resigns for good reason within 18 months of a change in control, as defined in the Employment Agreement.
Executive Severance Plan
The other named executive officers do not have employment agreements; however, the Compensation Committee believes it is appropriate to provide a severance plan to encourage retention, maintain a consistent management team to effectively run our operations and allow executives to focus on our strategic business priorities. The plan covers Mr. Provost, Mr. Dean, Ms. Moffic-Silver and Mr. O'Connell, as well as one of our other officers. Under the plan, an executive who experiences an involuntary termination (as defined in the plan, which includes termination in the event of a change in control) shall be entitled to receive the following severance benefits:

•
the executive's accrued salary, unpaid expenses, accrued and unpaid vacation days through the date of termination and any unpaid bonus earned in any year prior to the year in which the executive's employment terminates,

•	an amount equal to a pro-rated target bonus,

•	a salary and bonus payment in an amount equal to the sum of (a) two times base salary and (b) two times target bonus, and

•	COBRA premiums for 18 months and, at the end of such period, premiums for 6 months coverage in the retiree medical plan, if eligible.

If the executive's employment is terminated either by us for cause, or by the executive other than for good reason (each as defined in the plan), we will pay the executive any unpaid bonus and accrued benefits. The plan also provides that we will require any successor to expressly assume and agree to maintain the plan.
If the executive is terminated in connection with a change-in-control, defined in the agreement as a termination that occurs within a period beginning six months before a change-in-control and ending two years after, such executive will also receive a cash payment equal to the value of a pro-rated equity award based on the period of the calendar year during which the executive is employed by the Company.
In addition to the above, the plan provides Mr. O'Connell and Mr. Provost with certain death and disability benefits if the executive dies or is terminated due to becoming disabled. These benefits include accrued but unpaid salary; a pro-rated bonus equal to his average annual bonus paid in the prior three years and a salary and bonus payment in an amount equal to the sum of (a) two times his annual rate of base salary and (b) two times his target annual bonus. The plan also provides that, for Mr. O'Connell and Mr. Provost, the salary and target bonus amount to be paid as the severance benefit would be deemed compensation for the Company's non-qualified plans. Mr. O'Connell and Mr. Provost have also agreed to certain non-compete and non-solicitation provisions during their employment and for a period of two years following termination of their employment. The plan also provides that any equity awards to Mr. Provost would automatically vest upon his retirement after reaching age 65.
Severance Payments
The following table shows the potential payment to each officer pursuant to, for Mr. Tilly, his employment agreement, and, for the other named executive officers, the Executive Severance Plan, each discussed above, upon the termination of the executive's employment either without cause by us or for good reason by the executive (including following a change in control) and for all except Mr. Dean and Ms. Moffic-Silver, payable upon death or disability. The amounts shown assume that the termination occurred on December 31, 2014.

Name		Salary	Cash Incentive	Stock Vesting Acceleration	Equity Award	Other(3)	Total
Edward T. Tilly	(1)	$1,600,000	$2,400,000	$—	$—	$841,171	$4,841,171
	(2)	$1,600,000	$2,400,000	$3,835,895	$2,000,000	$841,171	$10,677,066
Edward L. Provost	(1)	$1,060,000	$1,590,000	$—	$—	$703,671	$3,353,671
	(2)	$1,060,000	$1,590,000	$2,203,338	$1,325,000	$703,671	$6,882,009
Alan J. Dean	(1)	$970,000	$1,358,000	$—	$—	$41,171	$2,369,171
	(2)	$970,000	$1,358,000	$1,815,524	$776,000	$41,171	$4,960,695
Joanne Moffic-Silver	(1)	$840,000	$980,000	$—	$—	$25,566	$1,845,566
	(2)	$840,000	$980,000	$1,166,865	$490,000	$25,566	$3,502,431
Gerald T. O'Connell	(1)	$850,000	$1,190,000	$—	$—	$535,566	$2,575,566
	(2)	$850,000	$1,190,000	$1,619,176	$680,000	$535,566	$4,874,742

(1)
Represents amounts to be paid in connection with a termination of the executive's employment by us without cause or a termination of employment by the executive for good reason and, for all except Mr. Dean and Ms. Moffic-Silver, payable upon death or disability. For purposes of these calculations, we have assumed that such event occurred on December 31, 2014.

(2)
Represents amounts to be paid in connection with a termination of the executive's employment by us without cause or by the executive for good reason following a change in control. For purposes of these calculations, we have assumed that the termination occurred on December 31, 2014.

(3)
The amounts shown represent amounts contributed on behalf of the executive under our qualified and non-qualified defined contribution plans in connection with such executive's termination, other than for Mr. Dean and Ms. Moffic-Silver. It also includes estimated medical insurance cost (based upon total monthly premiums as of December 31, 2014) for the severance period and outplacement cost. All of the named executive officers are fully vested in our qualified and non-qualified defined contribution plans, so there is no acceleration of vesting on these events.

Equity Compensation Plan Information
The following is information about our equity compensation plans as of December 31, 2014.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(c)
Equity compensation plans approved by security holders	N/A(1)	N/A(1)	1,948,374
Equity compensation plans not approved by security holders	—	—	—
Total	N/A(1)	N/A(1)	1,948,374

(1)
The Company has grants of restricted stock and restricted stock units covering a total of 414,751 shares of our common stock outstanding as of December 31, 2014 under the existing Long-Term Incentive Plan.

PROPOSAL TWO
ADVISORY VOTE ON EXECUTIVE COMPENSATION
In accordance with Section 14A of the Exchange Act, the Board is providing our stockholders with an advisory vote to approve executive compensation. This advisory vote, commonly known as a “say-on-pay” vote, is a non-binding vote to approve the compensation paid to our named executive officers as disclosed in this proxy statement in accordance with SEC rules. The Board has adopted a policy of providing for annual "say-on-pay" votes, and the next vote is planned to occur at our 2016 annual meeting.
As discussed in the Compensation Discussion and Analysis, our executive compensation program is designed to meet the following objectives:

•	attract and retain talented and dedicated executives,

•	motivate our executives to achieve corporate goals that create value for our stockholders, and

•	align the compensation of our executive officers with stockholder returns.
The Compensation Committee has implemented the following best practices applicable to our executive officers in order to achieve these objectives:

•	a greater portion of compensation is variable based on performance,

•	stock ownership guidelines,

•	double trigger change in control provisions,

•	limitations on hedging,

•	prohibition of pledging,

•	elimination of tax gross-up payments in the event of a change-in-control, and

•	clawbacks of incentive compensation.
We believe that the compensation paid to the named executive officers is appropriate to align their interests with those of our stockholders to generate stockholder returns. Accordingly, the Board recommends that our stockholders vote in favor of the say-on-pay vote as set forth in the following resolution:
RESOLVED, that our stockholders approve, on an advisory basis, the compensation paid to our named executive officers, as disclosed in this Proxy Statement, including in the “Compensation Discussion and Analysis,” the accompanying compensation tables and the corresponding narrative discussion.
As this is an advisory vote, the outcome of the vote is not binding on us with respect to future executive compensation decisions, including those relating to our named executive officers. Our Compensation Committee and Board value the opinions of our stockholders. The Compensation Committee and Board will consider the results of the say-on-pay vote and evaluate whether any actions should be taken in the future.
Non-binding approval of our executive compensation program would require that a majority of the shares cast on this matter be cast in favor of the proposal. Abstentions and broker non-votes will not be counted as votes cast and therefore will not affect the vote.
The Board of Directors recommends that the stockholders vote FOR Proposal Two.

PROPOSAL THREE
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
General
Deloitte & Touche LLP (“Deloitte”), an independent registered public accounting firm, served as our independent registered public accounting firm for the year ended December 31, 2014, and our Audit Committee has selected Deloitte to serve as our independent registered public accounting firm for the current fiscal year. Representatives of Deloitte will be present at the Annual Meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Although stockholder ratification is not required by our Bylaws or otherwise, the Board, as a matter of good corporate governance, is requesting that stockholders ratify the selection of Deloitte as our independent registered public accounting firm for the 2015 fiscal year. If stockholders do not ratify the selection of Deloitte, the Audit Committee will reconsider its appointment.
The Board of Directors recommends that stockholders vote FOR ratification of the appointment of Deloitte as our independent registered public accounting firm for the 2015 fiscal year.
Accounting Fees
The following table presents fees billed to us by the principal accountant for the years ended December 31, 2014 and 2013:

	2014	2013
Audit Fees	$696,900	$683,200
Audit-Related Fees	$108,100	$113,400
Tax Fees	$232,810	$224,154
All Other Fees	$—	$—
Total	$1,037,810	$1,020,754
Audit Fees consist of the aggregate fees billed for professional services rendered by Deloitte for the audit of our annual consolidated financial statements, quarterly reviews of our unaudited financial statements, and review of our internal controls over financial reporting.
Audit-Related Fees consist of the aggregate fees billed for professional services by Deloitte for assurance and audit services related to the audit or review of our financial statements, including employee benefit plan audits and Chicago Board Options Exchange Political Action Committee audits, and other assurance services.
Tax Fees consist of the aggregate fees billed for professional services by Deloitte for tax compliance, tax advice, tax planning and the preparation of federal and state tax filings.
Pre-Approval Policies and Procedures
The Audit Committee of the Board of Directors has adopted policies and procedures for the pre-approval of services provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Such policies and procedures provide that the Audit Committee shall pre-approve all auditing and permitted non-audit services (including the fees and terms thereof).
As permitted under the Sarbanes-Oxley Act of 2002 and its pre-approval policies and procedures, the Audit Committee has delegated certain pre-approval authority to its Chair. The Chair must then report any pre-approval decisions to the Audit Committee at the next scheduled Audit Committee meeting.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee assists the Board in its oversight of the integrity of our financial statements, compliance with legal and regulatory requirements and the performance of the internal audit function. Management is responsible for our internal controls and financial reporting process. Deloitte, our independent registered public accounting firm, is responsible for performing an independent audit of our consolidated financial statements and for issuing a report on these financial statements and on the effectiveness of our internal control over financial reporting.
In this context, the Audit Committee hereby reports as follows:

•	The Audit Committee has reviewed and discussed with management and Deloitte the audited financial statements.

•
The Audit Committee has discussed with Deloitte the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as adopted by the Public Company Accounting Oversight Board.

•
The Audit Committee has received the written disclosures and the letter from Deloitte required by applicable requirements of the Public Company Accounting Oversight Board regarding its conversations with the Audit Committee concerning independence and has discussed with Deloitte its independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2014 for filing with the Securities and Exchange Commission.
Audit Committee
R. Eden Martin, Chair
Edward J. Fitzpatrick
Jill R. Goodman
Susan M. Phillips
Carole E. Stone
Eugene S. Sunshine

PROPOSALS FOUR AND FIVE -- AMENDMENTS TO THE CERTIFICATE OF INCORPORATION
After careful consideration, on February 18, 2015, the Board approved amendments and a restatement of our Amended and Restated Certificate of Incorporation. At the Annual Meeting, stockholders will be asked to approve and adopt, in two separate proposals, the amendments and the restatement of the Company's current Amended and Restated Certificate of Incorporation (the "Current Certificate"). The Current Certificate incorporates the changes from the Certificate of Retirement we filed with the State of Delaware on May 7, 2012. If approved by the stockholders, we plan to file the proposed amendments and restatement of the Current Certificate with the State of Delaware once the changes have been reviewed and approved by the SEC, if necessary.
The amendments and the restatement of the Current Certificate contained in Proposals Four and Five (the "Proposed Certificate") are included in Exhibit A to this Proxy Statement. The Proposed Certificate reflects both Proposals Four and Five, although as discussed in Proposal Four, the only change that it is proposing are the changes in paragraph (b) of Article SEVENTH. These amendments are not dependent on each other, and if one Proposal passes while the other does not, that amendment will be effectuated and the Current Certificate will be restated to reflect only the proposal that has passed. The summary below does not contain all of the information that may be important to you and is qualified in its entirety by reference to the text of the Proposed Certificate. You are urged to read the Proposed Certificate in its entirety.

PROPOSAL FOUR
AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO REMOVE THE BOARD SIZE RANGE
Our Board approved, and recommended to our stockholders that they approve, an amendment to the Company's Current Certificate to remove the size range for the Board of Directors of not less than 11 and not more than 23 directors. Instead of specifying a Board size range, the Board shall have such number of directors as may, from time to time, be fixed by, or in the manner provided in, the Company's Bylaws, as required under Delaware law. If this amendment is approved, the current text of paragraph (b) of Article SEVENTH of the Company's Current Certificate would be changed to that included in the Proposed Certificate.
The Board believes that it is in the best interest of the Company to have our board size governed by our Bylaws. The inclusion of the Board size range in the Certificate, changes to which require stockholder approval, is not customary for public companies. This amendment would give the Board flexibility to decrease or increase the number of board members, without needing to obtain stockholder approval. Because of this, the Board deems it advisable and appropriate to remove such provision from the Current Certificate and place it in the Bylaws. If this amendment is approved by stockholders, the Board plans to provide in the Bylaws that the number of directors will be as determined by the Board by resolution. At this time, the Board does not have any plans to change the size of the current Board.
The affirmative vote of the holders of a majority of the outstanding shares of common stock is required to authorize the proposed amendment to the Current Certificate.
The Board of Directors recommends that the stockholders vote FOR Proposal Four.
PROPOSAL FIVE
AMENDMENT AND RESTATEMENT OF THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO MAKE NON-SUBSTANTIVE CHANGES
Our Board approved, and recommended to our stockholders that they approve, an amendment and restatement of our Current Certificate to make certain non-substantive changes to the Current Certificate. The approval of the the Proposed Certificate will not have any effect on your rights as a stockholder. Most of these changes involve removing references that related only to our demutualization and initial public offering, which occurred in 2010 (the "IPO").
The Current Certificate provides for the designation, preferences and rights related to Class A-1 and Class A-2 common stock that had been authorized by the Board and our stockholders prior to our IPO, including 7,026,600 shares of Class A-1 common stock designated in Article 4(a)(ii) and 7,045,346 shares of Class A-2 common stock designated in Article 4(a)(iii). No shares of Class A-1 or Class A-2 common stock are currently outstanding, nor would we be able to issue such shares at any time in the future as the Current Certificate limits their use to the conversion of Class A and Class B common stock, which was issued in connection with the IPO and has been retired. Accordingly, we are proposing to amend and restate the Current Certificate to delete obsolete provisions related to the designation, rights and preferences of these series of common stock. Note that the Class A and Class B common stock, as well as a number of shares of the Class A-1 and Class A-2 common stock, were removed from the Certificate on May 7, 2012 when the Company filed a Certificate of Retirement with the State of Delaware. This change would also remove references to the 10% ownership concentration limitation applicable before the IPO. This change would not change the current ownership concentration limitation, which is 20%.
Under the Proposed Certificate, the Board will retain its ability to issue common stock, provided that all classes of common stock shall have the same rights, powers and preferences. The Board will also retain its ability to issue preferred stock from time to time in one or more series, and will continue to have the authority to fix the designations, preferences and rights of any new series of preferred stock.
Other non-substantive changes in the Proposed Certificate include referring to the Second Amended and Restated Certificate of Incorporation, clarifying that any stockholder votes on the Bylaws would be in addition to any votes required by law, and updating references to the Common Stock, as only one class of common stock will be outstanding.
The affirmative vote of the holders of a majority of the outstanding shares of common stock is required to authorize the proposed amendment to, and restatement of, the Current Certificate.
The Board of Directors recommends that the stockholders vote FOR Proposal Five.

STOCKHOLDER PROPOSALS
Any stockholder who, in accordance with SEC rules, wishes to present a proposal for inclusion in the proxy materials to be distributed in connection with next year's annual meeting must submit the proposal to the Corporate Secretary, CBOE Holdings, Inc., 400 South LaSalle Street, Chicago, Illinois 60605. Stockholder proposals for inclusion in our proxy statement for the 2016 Annual Meeting must be received on or before December 14, 2015 and must comply in all other respects with applicable SEC rules.
Any stockholder who wishes to propose any business to be considered by the stockholders at the 2016 Annual Meeting of Stockholders other than a proposal for inclusion in the proxy statement pursuant to the SEC's rules, or who wants to nominate a person for election to the Board of Directors at that meeting, must notify the Secretary of CBOE Holdings, Inc. in writing and provide the specified information described in our Bylaws concerning the proposed business or nominee. The notice must be delivered to or mailed to the address set forth in the preceding paragraph and received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the date of the 2015 Annual Meeting of Stockholders.
As a result, any notice given by a stockholder pursuant to these provisions of our Bylaws (and not pursuant to the SEC rules relating to stockholder proposals for inclusion in the proxy materials) must be received no later than February 20, 2016, unless our annual meeting date occurs more than 30 days before or after May 21, 2016, in which case the stockholder's notice must be received not later than the tenth day following the day on which public announcement is first made of the date of the annual meeting. The requirements for such notice are set forth in our Bylaws, a copy of which can be obtained upon request directed to the Corporate Secretary at the address set forth above.

April 15, 2015

EXHIBIT A

PROPOSED AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

PROPOSED AMENDED AND RESTATED
SECOND CERTIFICATE OF INCORPORATION
of
CBOE HOLDINGS, INC.
CBOE Holdings, Inc., a corporation organized under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

1.	The name of the Corporation is CBOE Holdings, Inc. The Corporation was incorporated on August 15, 2006.

2.
This Second Amended and Restated Certificate of Incorporation has been duly adopted in accordance with Section 242 and Section 245 of the General Corporation Law of the State of Delaware (the “GCL”) ~~and by the written consent of its sole stockholder in accordance with Section 228 of the GCL~~. This Second Amended and Restated Certificate of Incorporation restates, integrates and further amends the provisions of the Amended and Restated Certificate of Incorporation of the Corporation.

3.	The text of the Second Amended and Restated Certificate of Incorporation as amended and restated shall read in full as follows:
FIRST: The name of the corporation is CBOE Holdings, Inc.
SECOND: The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801~~‑1297~~. The name of the Corporation’s registered agent at such address shall be The Corporation Trust Company.
THIRD: The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any ~~other~~ lawful act or activity for which corporations may be organized under the GCL.
FOURTH: (a) Authorized Stock. The total number of shares of all classes of capital stock that the Corporation is authorized to issue is three hundred ~~fifty-nine~~ forty-five million ~~seventy-one thousand nine hundred forty-six~~ (~~359,071,946~~345,000,000) shares, of which:
(i)    325,000,000 shares shall be shares of Voting Common Stock, par value $.01 per share (the “~~Unrestricted~~ Common Stock”)~~.~~; and
 ~~(ii)    7,026,600 shares shall be shares of Class A‑1 Common Stock, par value $.01 per share (the “Class A‑1 Common Stock”).~~
~~(iii)    7,045,346 shares shall be shares of Class A‑2 Common Stock, par value $.01 per share (the “Class A‑2 Common Stock”).~~

(~~iv~~ii)    20,000,000 shares shall be shares of preferred stock, par value $.01 per share (the “Preferred Stock”).
(b)    Common Stock. ~~The term “Common Stock” shall mean, collectively, the Class A‑1 Common Stock, the Class A‑2 Common Stock, and the Unrestricted Common Stock.~~ All shares of Common Stock shall have the same rights, powers and preferences.
~~(i)    Unrestricted Common Stock, Class A-1 Common Stock and Class A-2 Common Stock.~~
~~(A)    The term “Voting Common Stock” shall mean, collectively, the Class A‑1 Common Stock, the Class A‑2 Common Stock and the Unrestricted Common Stock.~~
~~(B)        Except for the restrictions set forth in Article Fifth of this Certificate of Incorporation, all shares of Voting Common Stock, regardless of class, shall have the same rights, powers and preferences.~~
~~(C)        All shares of Class A-1 Common Stock and Class A-2 Common Stock shall automatically convert into Unrestricted Common Stock pursuant to Section (i) of Article Fifth of this Certificate of Incorporation, and thereafter all such shares of Class A-1 Common Stock and Class A-2 Common Stock shall be retired and shall not be reissued.~~
(c)    Preferred Stock. The Board of Directors of the Corporation (the “Board”) is authorized, by resolution or resolutions, subject to any limitations prescribed by law, to provide for the issuance of shares of Preferred Stock in one or more series, and by filing a certificate of designations pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences, and rights of the shares of each such series and any qualifications, limitations or restrictions thereof, including without limitation the following:
(i)    the distinctive serial designation of such series that shall distinguish it from other series;
(ii)    the number of shares of such series, which number the Board may thereafter (except where otherwise provided in the certificate of designations) increase or decrease (but not below the number of shares of such series then outstanding);
(iii)    whether dividends shall be payable to the holders of the shares of such series and, if so, the basis on which such holders shall be entitled to receive dividends (which may include, without limitation, a right to receive such dividends or distributions as may be declared on the shares of such series by the Board, a right to receive such dividends or distributions, or any portion or multiple thereof, as may be declared on the Common Stock or any other class of stock or, in addition to or in lieu of any other right to receive dividends, a right to receive dividends at a particular rate or at a rate determined by a particular method, in which case such rate or method of determining such rate may be set forth), the form of such dividend, any conditions on which such dividends shall be payable and the date or dates, if any, on which such dividends shall be payable;
(iv)    whether dividends on the shares of such series shall be cumulative and, if so, the date or dates or method of determining the date or dates from which dividends on the shares of such series shall be cumulative;
(v)    the amount or amounts, if any, which shall be payable out of the assets of the Corporation to the holders of the shares of such series upon the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, and the relative rights of priority, if any, of payment of the shares of such series;
(vi)    the price or prices (in cash, securities or other property or a combination thereof) at which, the period or periods within which and the terms and conditions upon which the shares of such series may be redeemed, in whole or in part, at the option of the Corporation or at the option of the holder or holders thereof or upon the happening of a specified event or events;
(vii)    the obligation, if any, of the Corporation to purchase or redeem shares of such series pursuant to a sinking fund or otherwise and the price or prices (in cash, securities or other property or a combination thereof) at which, the period or periods within which and the terms and conditions upon which the shares of such series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;
(viii)    whether or not the shares of such series shall be convertible or exchangeable, at any time or times at the option of the holder or holders thereof or at the option of the Corporation or upon the happening of a specified event or events, into shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation or any other securities or property of the Corporation or any other entity, and the price or prices (in cash, securities or other property or a combination thereof) or rate or rates of conversion or exchange and any adjustments applicable thereto;
(ix)    whether or not the holders of the shares of such series shall have voting rights, in addition to the voting rights ~~provided~~ required by law, and if so the terms of such voting rights, which may provide, among other things and subject to the other provisions of this Certificate of Incorporation, that each share of such series shall carry one vote or more or less than one vote per share, that the holders of such series shall be entitled to vote on certain matters as a separate class (which for such purpose may be comprised solely of such series or of such series and one or more other series or classes of stock of the Corporation); and
(x)    any other relative rights, powers, preferences and limitations of this series.
For all purposes, this Certificate of Incorporation shall include each certificate of designations (if any) setting forth the terms of a series of Preferred Stock. Subject to the rights, if any, of the holders of any series of Preferred Stock set forth in a certificate of designations, an amendment of this Certificate of Incorporation to increase or decrease the number of authorized shares of Preferred Stock (but not below the number of shares thereof then outstanding) may be adopted by resolution adopted by the Board and approved by the affirmative vote of the holders of a majority of the votes entitled to be cast by the holders of the then-outstanding shares of ~~Voting Common Stock~~stock of the Corporation entitled to vote thereon, and no vote of the holders of any series of Preferred Stock, voting as a separate class, shall be required therefor, unless a vote of any such holders is required pursuant to the terms of any Preferred Stock designation.
Except as otherwise required by law, holders of ~~Voting~~ Common Stock, as such, shall not be entitled to vote on any amendment of this Certificate of Incorporation that alters or changes the powers, preferences, rights or other terms of one or more outstanding series of Preferred Stock if the holders of any such series are entitled, either separately or together with the holders of one or more other series of Preferred Stock, to vote thereon pursuant to this Certificate of Incorporation or the certificate of designations relating to such series of Preferred Stock, or pursuant to the GCL as then in effect.
FIFTH: (a) Definitions. As used in this Certificate of Incorporation:
(i)    the term “Act” shall mean the Securities Exchange Act of 1934, as amended;
(ii)    the term “beneficially owned” shall have the meaning set forth in Rule 13d‑3 and 13d-5 under the Act, as amended;
(iii)    the term “CBOE” shall mean the Chicago Board Options Exchange, Incorporated;

~~(iv)    the term “Family Member” shall mean, with respect to any owner of a Restructuring Share, such owner’s spouse, domestic partner, children, stepchildren, grandchildren, parents, stepparents, grandparents, brothers, stepbrothers, sisters and stepsisters;~~
~~(v)    the term “Initial Public Offering” shall mean an underwritten public offering of Unrestricted Common Stock of the Corporation;~~
~~(vi)    [Deleted.]~~
~~(vii)    the term “IPO Lock-Up Period” shall mean:~~
~~(x) with respect to the Class A-1 Common Stock the period beginning at 12:01 p.m. central time on the date such Class A-1 Common Stock is issued upon conversion of the Class A Common Stock and Class B Non-Voting Common Stock into Class A-1 Common Stock pursuant to Section (h) of this Article Fifth until the A-1 Conversion Date (as defined in Section (i)(i) of this Article Fifth) occurs and the shares of Class A-1 Common Stock have converted to Unrestricted Common Stock pursuant to Section (i)(i) of this Article Fifth (at such time all Transfer restrictions applicable to the Class A‑1 Common Stock shall expire) and~~
~~(y) with respect to the Class A-2 Common Stock the period beginning at 12:01 p.m. central time on the date such Class A-2 Common Stock is issued to convert the Class A Common Stock and Class B Non-Voting Common Stock into Class A-2 Common Stock pursuant to Section (h) of this Article Fifth until the A-2 Conversion Date (as defined in Section (i)(ii) of this Article Fifth) occurs and the shares of Class A-2 Common Stock have converted to Unrestricted Common Stock pursuant to Section (i)(ii) of this Article Fifth (at such time all Transfer restrictions applicable to the Class A‑2 Common Stock shall expire)~~
~~(viii)    the term “Lock-Up Trigger Date” shall mean the date established by the Board and publicly announced by the Corporation on which the Interim Lock-Up Period shall commence; provided that such date shall not be less than 10 calendar days following the date of such announcement.~~
(~~ix~~iv)    the term “Person” shall mean an individual, partnership (general or limited), joint stock company, corporation, limited liability company, trust or unincorporated organization, or any governmental entity or agency or political subdivision thereof;
~~(x)    the term “Qualified Change of Control” shall mean, with respect to any record or beneficial owner of a Restructuring Share, any transaction involving (a) any purchase or acquisition (whether by way of merger, share exchange, business combination or consolidation) of more than fifty percent (50%) of the total outstanding voting securities of such owner or any tender offer or exchange offer that results in another Person (or the shareholders of such other Person) beneficially owning more than fifty percent (50%) of the total outstanding voting securities of such owner; or (b) any sale, exchange, Transfer or other disposition of more than fifty percent (50%) of the assets of such owner and its subsidiaries, taken together as whole; provided, however, that the fair market value of all of the shares of Common Stock held or beneficially owned by such owner and its subsidiaries, taken together as a whole, represents less than ten percent (10%) of the fair market value of all of the assets of such owner and its subsidiaries, taken together as a whole, at the time of such transaction, and provided further, that any such owner must, upon the Corporation’s request, provide information to the Corporation that any such transaction qualifies as a Qualified Change of Control, and any good-faith determination of the Corporation that a particular transaction qualifies or does not qualify as a Qualified Change of Control shall be conclusive and binding;~~

(~~xi~~v)    the term “Regulated Securities Exchange Subsidiary” shall mean any national securities exchange controlled, directly or indirectly, by the Corporation, including, but not limited to CBOE; and
(~~xii~~vi)    the term “Related Persons” shall mean (A) with respect to any Person, all “affiliates” (as such term is defined in Rule 12b‑2 under the Act) of such Person; (B) any Person associated with a member (as the phrase “Person associated with a member” is defined under Section 3(a)(21) of the Act); (C) any two or more Persons that have any agreement, arrangement or understanding (whether or not in writing) to act together for the purpose of acquiring, voting, holding or disposing of shares of the capital stock of the Corporation; (D) in the case of a Person that is a company, corporation or similar entity, any executive officer (as defined under Rule 3b‑7 of the Act) or director of such Person and, in the case of a Person that is a partnership or a limited liability company, any general partner, managing member or manager of such Person, as applicable; (E) in the case of a Person that is a natural person, any relative or spouse of such natural person, or any relative of such spouse who has the same home as such natural person or who is a director or officer of the Corporation or any of the Corporation’s parents or subsidiaries; (F) in the case of a Person that is an executive officer (as defined under Rule 3b‑7 under the Act), or a director of a company, corporation or similar entity, such company, corporation or entity, as applicable; and (G) in the case of a Person that is a general partner, managing member or manager of a partnership or limited liability company, such partnership or limited liability, as applicable~~;~~.
~~(xiii)    the term “Release” shall mean, with respect to any Transfer restriction on any Restructuring Share imposed pursuant to this Article Fifth, any action or circumstance resulting in such Transfer restriction being removed or lapsing;~~
~~(xiv)    the term “Restructuring” shall mean the restructuring of CBOE from a non-stock corporation to a stock corporation and wholly-owned subsidiary of the Corporation;~~
~~(xv)    the term “Restructuring Share” shall mean any of the shares of Class A-1 Common Stock and Class A-2 Common Stock, and, in any such case, any of the shares issued with respect to such shares by way of any stock dividend, stock split or other recapitalization;~~
~~(xvi)    the term “Scheduled Conversion Date” shall mean, with respect to each of the Class A-1 Common Stock and the Class A‑2 Common Stock, the date provided in Section (i) of Article Fifth of this Certificate of Incorporation on which the class of Common Stock would automatically convert into Unrestricted Common Stock; and~~
~~(xvii)    the term “Transfer” shall mean, with respect to any Restructuring Share, any direct or indirect assignment, sale, exchange, transfer, tender or other disposition of such Restructuring Share or any interest therein, whether voluntary or involuntary, by operation of law or otherwise (including any sale or other disposition of any Restructuring Share in any one transaction or series of transactions relating to any option or other derivative security or transaction), and any agreement, arrangement or understanding, whether or not in writing, to effect any of the foregoing; provided, however, that a Transfer shall not occur simply as a result of (x) a “Qualified Change of Control” of the record or beneficial owner of such Restructuring Share or (y) the grant of a proxy in connection with a solicitation of proxies subject to the provisions of Section 14 of the Act, as amended, and the rules and regulations promulgated thereunder.~~
~~(b)    Transfer Restrictions Between Restructuring and Initial Public Offering. Until the Corporation completes an Initial Public Offering, no Transfers of any Restructuring Share may take place unless such Transfer is made through an agent of the Corporation that has been designated by the Corporation to manage such Transfers or through an agent or broker who utilizes the market or other trading service designated by the Corporation. In addition to the foregoing sentence, until the Corporation completes an~~

~~Initial Public Offering, all agents designated by the Corporation to manage Transfers and the market or other trading service designated by the Corporation shall prohibit (i) the Transfer of any Restructuring Share unless the proposed transferor of such Restructuring Share is the record owner of such Restructuring Share at the time of the proposed Transfer, or in the event of any agreement, arrangement or understanding, whether or not in writing, to effect any such Transfer, such transferor is the record owner of such Restructuring Share at the time such agreement, arrangement or understanding is entered into and (ii) any Transfer of any Restructuring Share not executed through the market or other trading service designated by the Corporation and pursuant to the procedures established for such market or trading service. Any Transfers or attempted Transfers covered by clauses (i) and (ii) of the foregoing sentence will be void. The Transfer restrictions provided in this Section (b) will apply until the date on which an Initial Public Offering has been completed.~~

~~(c)    Transfer Restrictions in the Event of Initial Public Offering. In the event that the Corporation completes an Initial Public Offering, neither any record owner nor any beneficial owner of any Restructuring Share may Transfer such Restructuring Share during the IPO Lock-Up Period applicable to such Restructuring Share except as otherwise set forth in Section (d) of this Article Fifth.~~
~~(d) Exemptions from Transfer Restrictions and Conversion of Shares. Notwithstanding Sections (b) and (c) of this Article Fifth:~~
~~(i) the Board may, from time to time in its sole discretion, (A) Release any Transfer restriction set forth in this Article Fifth for any number of Restructuring Shares, on terms and conditions and in amounts to be determined by the Board in its sole discretion, including in connection with the Release of Restrictions with respect to Restructuring Shares sold to the Corporation as part of any corporate repurchase or tender offer, as part of any sale by stockholders in an Initial Public Offering or other registered offering or as part of an Organized Sale pursuant to Section (g) of this Article Fifth and (B) in connection with the Release of Transfer restrictions pursuant to this Section (d)(i), convert each such Restructuring Share into one share of Unrestricted Common Stock, and such converted Restructuring Shares shall be retired and shall not be reissued;~~
~~(ii)    this Article Fifth shall not prohibit a record or beneficial owner of a Restructuring Share from Transferring such Restructuring Share to:~~
~~(A)    if such owner is an entity (including a corporation, partnership, limited liability company or limited liability partnership), (1) any Person of which such owner directly or indirectly owns all of the common voting and equity interest, (2) any Person that directly or indirectly owns all of the common voting and equity interest of such owner, (3) any other entity if a Person directly or indirectly owns all of the common voting and equity interest of both such owner and such other entity, (4) the equity holders of such owner (including stockholders, partners or members of such holder) upon a bona fide liquidation or dissolution of such owner, and (5) a trustee of the bankruptcy estate of such owner if such owner has become bankrupt or insolvent; and~~
~~(B)    if such owner is a natural person, (1) any Family Member of such owner, (2) any trust or foundation solely for the benefit of such owner and/or such owner’s Family Members (such trust or foundation, a “Qualified Trust”), and (3) a trustee of the bankruptcy estate of such owner if such owner has become bankrupt or insolvent;~~
~~(iii)    this Article Fifth shall not prohibit the trustee of a Qualified Trust which is the record owner of a Restructuring Share from Transferring such Restructuring Share to any beneficiary of such Qualified Trust (including a trust for the benefit of such beneficiary) or Transferring such Restructuring Share in exchange for cash necessary to pay taxes, debts or other obligations payable by~~

~~reason of the death of the grantor of such Qualified Trust or any one or more of such beneficiaries, in each case in accordance with the terms of the trust instrument;~~
~~(iv)    Section (c) of this Article Fifth shall not prohibit a record or beneficial owner of a Restructuring Share from pledging or hypothecating, or granting a security interest in, such Restructuring Share, or Transferring such Restructuring Share as a result of any bona fide foreclosure resulting therefrom; and~~
~~(v)    this Article Fifth shall not prohibit a fiduciary of a deceased stockholder of CBOE from Transferring a Restructuring Share to one or more beneficiaries of such estate (including a trust for the benefit of such beneficiaries) or Transferring such Restructuring Share in exchange for cash necessary to pay taxes, debts or other obligations payable by reason of the death of the deceased stockholder;~~
~~provided that, if a record or beneficial owner of a Restructuring Share makes any Transfer permitted under subsections (ii), (iii), (iv), or (v) of this Section (d), each Restructuring Share so Transferred shall continue to be bound by the terms of this Certificate of Incorporation, including the restrictions on Transfer set forth in this Certificate of Incorporation.~~
~~Any record or beneficial owner of a Restructuring Share that seeks to Transfer a Restructuring Share pursuant to this Section (d) must, upon the Corporation’s request, provide information to the Corporation that any such Transfer qualifies as a permitted Transfer under this Section (d) and any good-faith determination of the Board that a particular Transfer so qualifies or does not so qualify shall be conclusive and binding.~~
~~(e)    Transfers in Violation of this Article. The Corporation shall not register any purported Transfer of any Restructuring Share in violation of the restrictions imposed by this Article Fifth. Any purported Transfer in violation of this Article will be void.~~
~~(f)    Legends and Requirement to Hold Stock in Owner’s Name.~~
~~(i)    The restrictions on Transfer set forth in Section (b) shall be referred to as the “Interim Transfer Restriction” and restrictions on Transfer set forth in Section (c) of this Article Fifth shall be referred to as the “IPO Lock-Up.” For Restructuring Shares represented by stock certificates, such certificate shall bear a legend to the effect that such Restructuring Shares are subject to the Interim Transfer Restriction and the IPO Lock-Up, which legend shall be removed upon the expiration of the Interim Transfer Restriction and the applicable IPO Lock-Up Period with respect to all of the Restructuring Shares represented by such certificate. For Restructuring Shares not represented by certificates, the Corporation reserves the right to require that an analogous notification or restriction be used in respect of such Restructuring Shares or securities that are subject to the Interim Transfer Restriction and the IPO Lock-Up. Upon the Release of any Transfer restriction from any of the Restructuring Shares, if the Board shall have designated prior to such Release a particular broker or brokers and/or the particular manner of the Transfer of such shares to be Released, such shares shall be Transferred only through such broker and in such manner as designated by the Board.~~
~~(ii)    Shares of Class A-1 Common Stock and Class A-2 Common Stock Stock may only be recorded on the books and records of the Corporation in the name of the owner of the shares and may not be registered for any owner in the name of any broker or other nominee.  This requirement shall not apply to any Unrestricted Common Stock into which any Common Stock of the Corporation may convert pursuant to this Certificate of Incorporation.~~
~~(g)    Organized Sales.~~
~~(i)    After completion of an Initial Public Offering, in connection with any Scheduled Conversion Date, the Corporation will have the right to organize secondary sales of Class A-1 and/or~~

~~Class A-2 Common Stock, which may include: an underwritten offering, including an underwritten offering that also involves primary sales of Unrestricted Common Stock by the Corporation; a sale of Class A-1 or Class A-2 Common Stock or Unrestricted Common Stock to one or more purchasers in a limited offering or sales process; or such other sales process as the Board may reasonably determine (each an “Organized Sale”).~~
~~(ii)    In order to exercise its right to conduct an Organized Sale in connection with a Scheduled Conversion Date, the Corporation shall deliver to each holder of Class A-1 and Class A-2 Common Stock, not later than sixty (60) days prior to the applicable Scheduled Conversion Date, written notice of the Corporation’s intent to conduct an Organized Sale (the “Organized Sale Notification”). The Organized Sale Notification shall state with reasonable specificity the nature of and the then anticipated timing of such proposed Organized Sale. For purposes of this Section (g)(ii) of Article Fifth, the Organized Sale Notification shall be deemed to be delivered if deposited into the United States mail and sent first class mail to the holders’ addresses as they appear on the books and records of the Corporation.~~
~~(iii)    In order to exercise the election to participate in any Organized Sale, a holder of Class A-1 or Class A-2 Common Stock must provide the Corporation, no later than twenty (20) days following the date of mailing of the Organized Sale Notification, written notice of intent to participate in such Organized Sale as directed in the Organized Sale Notification (the “Participation Election”). In addition to any information identified in the Organized Sale Notification as being required to be set forth in the Participation Election, the Participation Election shall specify the class of Class A-1 and/or Class A-2 Common Stock (either shares of the class scheduled to convert into Unrestricted Common Stock in connection with such Organized Sale or shares of Class A-1 or Class A-2 Common Stock for which the applicable Transfer restriction is not yet scheduled to expire in connection with such Organized Sale) and the number of shares thereof and the number of shares of Unrestricted Common Stock that the holder thereof has elected to include in the applicable Organized Sale and shall include a commitment by the holder to enter into agreements and provide such information as is customary for the type of Organized Sale proposed to be conducted, provided such agreements contain commercially reasonable terms. In the event that holders of Class A-1 or Class A-2 Common Stock elect to include more shares in any Organized Sale than the Board determines in its sole and absolute discretion should be included in such Organized Sale, the Board shall develop in its sole and absolute discretion a mechanism for determining the number of shares of Class A-1 and Class A-2 Common Stock and Unrestricted Common Stock that may be included in such Organized Sale; provided that, with regard to shares held by such Persons (i.e., shares to be offered in secondary sales), preference shall be given first to the Class A-1 Common Stock, second to Class A-2 Common Stock and third to Unrestricted Common Stock. Each Participation Election shall be irrevocable unless waived by the Corporation.~~
~~(iv)    The Corporation shall have no obligation to complete any Organized Sale or, if the Corporation completes an Organized Sale, to include any or all of the shares of Common Stock identified in the Participation Elections related to such Organized Sale. The actual number of shares that may be sold in an Organized Sale may be fewer than the aggregate number requested by stockholders to be included in the Organized Sale, including less than all of the shares of the class scheduled for release at the expiration of the related Transfer restriction period. In addition, the Corporation shall have no obligation to include any or all of the shares of Common Stock identified in any Participation Election related to such Organized Sale to the extent the holder thereof has not provided such agreements and information as are required in order to complete such Organized Sale.~~
~~(v)    If the Corporation elects to exercise its right to conduct an Organized Sale in connection with a Scheduled Conversion Date, the Class A-1 and Class A-2 Common Stock shall not convert~~

~~pursuant to Section (i) of this Article Fifth until the applicable Scheduled Conversion Date, as extended as provided in this subsection (v) and subsection (vi) of Section (g) of this Article Fifth, has occurred. If the Corporation elects to exercise its right to conduct an Organized Sale in connection with the Scheduled Conversion Date applicable to the Class  A‑1 Common Stock and does not complete such Organized Sale before sixty (60) days following the Scheduled Conversion Date applicable to the Class A‑1 Common Stock, all issued and outstanding shares of the Class A-1 Common Stock shall automatically convert into the same number of shares of Unrestricted Common Stock (without any action by the holder) on the sixty-first (61st) day following the Scheduled Conversion Date applicable to the Class A‑1 Common Stock. If the Corporation elects to exercise its right to conduct an Organized Sale in connection with the Scheduled Conversion Date applicable to the Class A‑2 Common Stock and does not complete such Organized Sale before three hundred sixty (360) days following the Initial Public Offering, all issued and outstanding shares of Class A‑2 Common Stock shall automatically convert into the same number of shares of Unrestricted Common Stock (without any action by the holder) on the three hundred sixty-first (361st) day following the Initial Public Offering.~~
~~(vi)    Notwithstanding anything else in Section (g) of Article Fifth to the contrary, if the Corporation elects to exercise its right to conduct an Organized Sale pursuant to this Section (g) and completes an Organized Sale prior to the date the Class A-1 or Class A-2 Common Stock (whichever is then scheduled to occur) would automatically convert into shares of Unrestricted Common Stock (after taking into consideration the extension of such conversion date as provided for in subsection (v) above), the Scheduled Conversion Date shall be delayed (the “Delayed Conversion Date”) for all shares of the Class A-1 or Class A-2 Common Stock that are subject to such Scheduled Conversion Date, including shares of such class not identified in Participation Elections with respect to such Organized Sale, until the ninety-first (91st) day following the later of the (a)  applicable Scheduled Conversion Date set forth in Section (i) of Article Fifth of this Certificate of Incorporation, without taking into consideration any extension provided for in this Section (g), and (b) date of completion of the applicable Organized Sale, at which time, all issued and outstanding shares of the Class A-1 or Class A-2 Common Stock subject to such Scheduled Conversion Date shall automatically convert (without any action by the holder) into the same number of shares of Unrestricted Common Stock on such Delayed Conversion Date. If the Corporation does not elect to conduct an Organized Sale in connection with any Scheduled Conversion Date, the applicable Scheduled Conversion Date will occur at the time set forth in Section (i) of Article Fifth of this Certificate of Incorporation, and all issued and outstanding shares of the Class A-1 or Class A-2 Common Stock subject to such Scheduled Conversion Date shall automatically convert (without any action by the holder) into the same number of shares of Unrestricted Common Stock on such Scheduled Conversion Date.~~
~~(h)    [Deleted.]~~
 ~~(i)    Conversion of Restricted Shares to Unrestricted Shares. After Completion of an Initial Public Offering, the Class A-1 Common Stock and Class A-2 Common Stock will convert to Unrestricted Common Stock, subject in each case to the Corporation’s right to conduct an Organized Sale (as such term is defined in Section (g) of this Article Fifth) and to thereby delay the Scheduled Conversion Dates set forth below and extend the IPO Lock-Up Periods in accordance with subsections (v) and (vi) of Section (g) of this Article Fifth, as follows:~~
~~(i)    on the date that is one hundred eighty (180) days following the date the Corporation’s shares are issued in the Initial Public Offering (the “A‑1 Conversion Date”), all Transfer restrictions applicable to the Class A‑1 Common Stock and set forth in Section (a)(vii) of this Article Fifth shall expire and each issued and outstanding share of Class A‑1 Common Stock shall automatically convert (without any action by the holder) into one share of Unrestricted Common Stock; and~~

~~(ii)    on the date that is three hundred sixty (360) days following the date the Corporation’s shares are issued in the Initial Public Offering (the “A‑2 Conversion Date”), all Transfer restrictions applicable to the Class A‑2 Common Stock and set forth in Section (a)(vii) of this Article Fifth shall expire and each issued and outstanding share of Class A‑2 Common Stock shall automatically convert (without any action by the holder) into one share of Unrestricted Common Stock.~~
SIXTH: (a) Voting Limitations. Notwithstanding any other provision of this Certificate of Incorporation, (x) no Person, either alone or together with its Related Persons, as of any record date for the determination of stockholders entitled to vote on any matter, shall be entitled to vote or cause the voting of shares of stock of the Corporation, beneficially owned directly or indirectly by such Person or its Related Persons, in person or by proxy or through any voting agreement or other arrangement, to the extent that such shares represent in the aggregate more than ~~10%~~20% of the then outstanding votes entitled to be cast on such matter, without giving effect to this Article Sixth, and the Corporation shall disregard any such votes purported to be cast in excess of such limitation; and (y) if any Person, either alone or together with its Related Persons, is party to any agreement, plan or other arrangement relating to shares of stock of the Corporation entitled to vote on any matter with any other Person, either alone or together with its Related Persons, under circumstances that would result in shares of stock of the Corporation that would be subject to such agreement, plan or other arrangement not being voted on any matter, or the withholding of any proxy relating thereto, where the effect of such agreement, plan or other arrangement would be to enable any Person with the right to vote any shares of stock of the Corporation, but for this Article Sixth, either alone or together with its Related Persons, to vote, possess the right to vote or cause the voting of shares of stock of the Corporation that would exceed ~~10%~~20% of the then outstanding votes entitled to be cast on such matter (assuming that all shares of stock of the Corporation that are subject to such agreement, plan or arrangement are not outstanding votes entitled to be cast on such matter) (the “Recalculated Voting Limitation”), then the Person with such right to vote shares of stock of the Corporation, either alone or together with its Related Persons, shall not be entitled to vote or cause the voting of shares of stock of the Corporation beneficially owned by such Person, either alone or together with its Related Persons, in person or by proxy or through any voting agreement or other arrangement, to the extent that such shares represent in the aggregate more than the Recalculated Voting Limitation, and the Corporation shall disregard any such votes purported to be cast in excess of the Recalculated Voting Limitation. ~~In the event the Corporation completes an Initial Public Offering, the voting limitation provided in this Section (a) of Article Sixth shall continue to apply on the same terms as stated herein, provided, however, the voting percentages stated herein shall increase from 10% to 20%.~~
(i)    The limitations set forth in this Section (a), as applicable, shall apply to each Person unless and until:
(A)    such Person shall have delivered to the Corporation, not less than 45 days (or such shorter period as the Board shall expressly consent to) prior to any vote, a notice in writing, of such Person’s intention, either alone or together with its Related Persons, to vote or cause the voting of shares of stock of the Corporation beneficially owned by such Person or its Related Persons, in person or by proxy or through any voting agreement or other arrangement, in excess of the such limitations, as applicable;
(B)    the Board shall have resolved to expressly permit such voting; and
(C)    such resolution shall have been filed with, and approved by, the Securities and Exchange Commission ("SEC") under Section 19(b) of the Act, and shall have become effective thereunder.

(ii)    Subject to its fiduciary obligations under applicable law, the Board shall not adopt any resolution pursuant to clause (B) of Section (a)(i) of this Article Sixth unless the Board shall have determined that:
(A)    the exercise of such voting rights or the entering into of such agreement, plan or other arrangement, as applicable, by such Person, either alone or together with its Related Persons, will not impair the ability of either the Corporation or any Regulated Securities Exchange Subsidiary to discharge its respective responsibilities under the Act and the rules and regulations thereunder and is otherwise in the best interests of the Corporation, its stockholders and the Regulated Securities Exchange Subsidiaries;
(B)    the exercise of such voting rights or the entering into of such agreement, plan or other arrangement, as applicable, by such Person, either alone or together with its Related Persons, will not impair the SEC’s ability to enforce the Act;
(C)    in the case of a resolution to approve the exercise of voting rights in excess of ~~10% or~~ 20% ~~(as applicable at such time)~~ of the then outstanding votes entitled to be cast on such matter, (x) neither such Person nor any of its Related Persons is subject to any statutory disqualification (as defined in Section 3(a)(39) of the Act) and (y) for so long as the Corporation directly or indirectly controls any Regulated Securities Exchange Subsidiary, neither such Person nor any of its Related Persons is a “Trading Permit Holder” (as defined in the Bylaws of any Regulated Securities Exchange Subsidiary as they may be amended from time to time) (any such Person that is a Related Person of such Trading Permit Holder shall hereinafter also be deemed to be a Trading Permit Holder for purposes of this Certificate of Incorporation, as the context may require); and
(D)    in the case of a resolution to approve the entering into of an agreement, plan or other arrangement under circumstances that would result in shares of stock of the Corporation that would be subject to such agreement, plan or other arrangement not being voted on any matter, or the withholding of any proxy relating thereto, where the effect of such agreement, plan or other arrangement would be to enable any Person, but for this Article Sixth, either alone or together with its Related Persons, to vote, possess the right to vote or cause the voting of shares of stock of the Corporation that would exceed ~~10% or~~ 20% ~~(as applicable at such time)~~ of the then outstanding votes entitled to be cast on such matter (assuming that all shares of stock of the Corporation that are subject to such agreement, plan or other arrangement are not outstanding votes entitled to be cast on such matter), (x) neither such Person nor any of its Related Persons is subject to any statutory disqualification (as defined in Section 3(a)(39) of the Act) and (y) for so long as the Corporation directly or indirectly controls any Regulated Securities Exchange Subsidiary, neither such Person nor any of its Related Persons is a Trading Permit Holder.
In making such determinations, the Board may impose such conditions and restrictions on such Person and its Related Persons owning any shares of stock of the Corporation entitled to vote on any matter as the Board may in its sole discretion deem necessary, appropriate or desirable in furtherance of the objectives of the Act and the governance of the Corporation.
(iii)    If and to the extent that shares of stock of the Corporation beneficially owned by any Person or its Related Persons are held of record by any other Person, this Section (a) shall be enforced against such record owner by limiting the votes entitled to be cast by such record owner in a manner that will accomplish the limitations contained in this Section (a) applicable to such Person and its Related Persons.
(iv)    The limitations set forth in the first paragraph of this Section (a) shall not apply to (x) any solicitation of any revocable proxy from any stockholder of the Corporation by or on behalf of the

Corporation or by any officer or director of the Corporation acting on behalf of the Corporation or (y) any solicitation of any revocable proxy from any stockholder of the Corporation by any other stockholder that is conducted pursuant to, and in accordance with, Regulation 14A promulgated pursuant to the Act (other than a solicitation pursuant to Rule 14a‑2(b)(2) promulgated under the Act, with respect to which this Section (a) of this Article Sixth shall apply).
(v)    For purposes of this Section (a), no Person shall be deemed to have any agreement, arrangement or understanding to act together with respect to voting shares of stock of the Corporation solely because such Person or any of such Person’s Related Persons has or shares the power to vote or direct the voting of such shares of stock as a result of (x) any solicitation of any revocable proxy from any stockholder of the Corporation by or on behalf of the Corporation or by any officer or director of the Corporation acting on behalf of the Corporation or (y) any solicitation of any revocable proxy from any stockholder of the Corporation by any other stockholder that is conducted pursuant to, and in accordance with, Regulation 14A promulgated pursuant to the Act (other than a solicitation pursuant to Rule 14a‑2(b)(2) promulgated under the Act, with respect to which this Section (a) of this Article Sixth shall apply), except if such power (or the arrangements relating thereto) is then reportable under Item 6 of Schedule 13D under the Act (or any similar provision of a comparable or successor report).
(b)    Ownership Concentration Limitation. Except as otherwise provided in this Section (b), no Person, either alone or together with its Related Persons, shall be permitted at any time to beneficially own directly or indirectly shares of stock of the Corporation representing in the aggregate more than ~~10%~~20% of the then outstanding shares of stock of the Corporation (the “Ownership Limitation”). ~~In the event the Corporation completes an Initial Public Offering, the Ownership Limitation provided in this Section (b) of Article Sixth shall increase from 10% to 20%.~~
(i)    The Ownership Limitation shall apply to each Person unless and until: (x) such Person shall have delivered to the Corporation not less than 45 days (or such shorter period as the Board shall expressly consent to) prior to the acquisition of any shares that would cause such Person (either alone or together with its Related Persons) to exceed the Ownership Limitation, a notice in writing, of such Person’s intention to acquire such ownership; (y) the Board shall have resolved to expressly permit such ownership; and (z) such resolution shall have been filed with, and approved by, the SEC under Section 19(b) of the Act and shall have become effective thereunder.
(ii)    Subject to its fiduciary obligations under applicable law, the Board shall not adopt any resolution permitting ownership in excess of the Ownership Limitation unless the Board shall have determined that:
(A)    such acquisition of beneficial ownership by such Person, either alone or together with its Related Persons, will not impair the ability of any Regulated Securities Exchange Subsidiary to discharge its responsibilities under the Act and the rules and regulations thereunder and is otherwise in the best interests of the Corporation, its stockholders and the Regulated Securities Exchange Subsidiaries;
(B)    such acquisition of beneficial ownership by such Person, either alone or together with its Related Persons, will not impair the SEC’s ability to enforce the Act. In making such determinations under clauses (A) and (B) of this Section (b)(ii), the Board may impose such conditions and restrictions on such Person and its Related Persons owning any shares of stock of the Corporation entitled to vote on any matter as the Board may in its sole discretion deem necessary, appropriate or desirable in furtherance of the objectives of the Act and the governance of the Corporation;

(C)    neither such Person nor any of its Related Persons is subject to any statutory disqualification (as defined in Section 3(a)(39) of the Act); and
(D)    for so long as the Corporation directly or indirectly controls any Regulated Securities Exchange Subsidiary, neither such Person nor any of its Related Persons is a Trading Permit Holder.
(iii)    Unless the conditions specified in Section (b)(i) of this Article Sixth are met, if any Person, either alone or together with its Related Persons, at any time beneficially owns shares of stock of the Corporation in excess of the Ownership Limitation, the Corporation shall be obligated to redeem promptly, at a price equal to the par value of such shares of stock and to the extent funds are legally available therefor, that number of shares of stock of the Corporation necessary so that such Person, together with its Related Persons, shall beneficially own directly or indirectly shares of stock of the Corporation representing in the aggregate no more than ~~10% or~~ 20% ~~(as applicable at such time)~~ of the then outstanding shares of the Corporation, after taking into account that such redeemed shares shall become treasury shares and shall no longer be deemed to be outstanding.
(c)    Redemptions.
(i)    In the event the Corporation shall redeem shares of stock (the “Redeemed Stock”) of the Corporation pursuant to any provision of this Article Sixth, notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than five business nor more than 60 calendar days prior to the redemption date, to the holder of the Redeemed Stock, at such holder’s address as the same appears on the stock register of the Corporation. Each such notice shall state: (w) the redemption date; (x) the number of shares of Redeemed Stock to be redeemed; (y) the aggregate redemption price, which shall equal the aggregate par value of such shares; and (z) the place or places where such Redeemed Stock is to be surrendered for payment of the aggregate redemption price. Failure to give notice as aforesaid, or any defect therein, shall not affect the validity of the redemption of Redeemed Stock. From and after the redemption date (unless the Corporation shall default in providing funds for the payment of the redemption price), the shares of Redeemed Stock which have been redeemed as aforesaid shall become treasury shares and shall no longer be deemed to be outstanding, and all rights of the holder of such Redeemed Stock as a stockholder of the Corporation (except the right to receive from the Corporation the redemption price against delivery to the Corporation of evidence of ownership of such shares) shall cease.
(ii)     If and to the extent that shares of stock of the Corporation beneficially owned by any Person or its Related Persons are held of record by any other Person, this Article Sixth shall be enforced against such record owner by requiring the redemption of shares of stock of the Corporation held by such record owner in accordance with this Article Sixth, in a manner that will accomplish the Ownership Limitation applicable to such Person and its Related Persons.
(d)    Right to Information. The Corporation shall have the right to require any Person and its Related Persons that the Board reasonably believes (x) to be subject to the limitations contained in Section (a) of this Article Sixth, (y) to beneficially own shares of stock of the Corporation entitled to vote on any matter in excess of the Ownership Limitation, or (z) to beneficially own an aggregate of 5% or more of the then outstanding shares of stock of the Corporation entitled to vote on any matter, which ownership such Person, either alone or together with its Related Persons, has not reported to the Corporation, to provide to the Corporation, upon the Corporation’s request, complete information as to all shares of stock of the Corporation beneficially owned by such Person and its Related Persons and any other factual matter relating to the applicability or effect of this Article Sixth as may reasonably be requested of such Person and its Related Persons. Any constructions, applications or determinations made by the Board pursuant to this Article Sixth in good faith and on the basis of such information and assistance as was then reasonably available for such purpose shall be conclusive and binding upon the Corporation and its directors, officers and stockholders.
SEVENTH: (a) Authority. The governing body of the Corporation shall be the Board. The business and affairs of the Corporation shall be managed by or under the direction of the Board.
(b)    Number of Directors. ~~The Board shall consist of not less than 11 and not more than 23 directors, the exact number to be fixed in accordance with~~ The number of directors shall be such number as from time to time shall be fixed by, or in the manner provided in, the Bylaws of the Corporation.
EIGHTH: No Person that is subject to any statutory disqualification (as defined in Section 3(a)(39) of the Act) may be a director or officer of the Corporation.
NINTH: No Action by Written Consent. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.
TENTH:    (a) The Corporation shall, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, indemnify and hold harmless any Person (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he or she is or was a director, officer or member of a committee of the Corporation, or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director or officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees), judgment, fines and amounts paid in settlement actually and reasonably incurred by such Covered Person in connection with a proceeding. Notwithstanding the preceding sentence, except as otherwise provided in Section (c) of this Article Tenth, the Corporation shall be required to indemnify a Covered Person in connection with a proceeding (or part thereof) commenced by such Covered Person only if the commencement of such proceeding (or part thereof) by the Covered Person was authorized in the specific case by the Board.
(b)    Expenses (including attorneys’ fees) incurred by a Covered Person in defending a proceeding, including appeals, shall, to the extent not prohibited by law, be paid by the Corporation in advance of the final disposition of such proceeding; provided, however, that the Corporation shall not be required to advance any expenses to a Person against whom the Corporation directly brings an action, suit or proceeding alleging that such Person (1) committed an act or omission not in good faith or (2) committed an act of intentional misconduct or a knowing violation of law. Additionally, an advancement of expenses incurred by a Covered Person shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such Covered Person, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal or otherwise in accordance with Delaware law that such Covered Person is not entitled to be indemnified for such expenses under this Article Tenth.
(c)    If a claim for indemnification (following the final disposition of such action, suit or proceeding) or advancement of expenses under this Article Tenth is not paid in full within thirty days after a written claim therefor by the Covered Person has been received by the Corporation, the Covered Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim to the fullest extent permitted by law. In any action the Corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.
(d)    The provisions of this Article Tenth shall be deemed to be a contract between the Corporation and each Covered Person who serves in any such capacity at any time while this Article Tenth is in effect, and any repeal or modification of any applicable law or of this Article Tenth shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.
(e)    Persons not expressly covered by the foregoing provisions of this Article Tenth, such as those (x) who are or were employees or agents of the Corporation, or are or were serving at the request of the Corporation as employees or agents of another corporation, partnership, joint venture, trust or other enterprise, or (y) who are or were directors, officers, employees or agents of a constituent corporation absorbed in a consolidation or merger in which the Corporation was the resulting or surviving corporation, or who are or were serving at the request of such constituent corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise, may be indemnified or advanced expenses to the extent authorized at any time or from time to time by the Board.
(f)    The rights conferred on any Covered Person by this Article Tenth shall not be deemed exclusive of any other rights to which such Covered Person may be entitled by law or otherwise, and shall continue as to a Person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such Person.
(g)    The Corporation’s obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or non-profit entity shall be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit entity.
(h)    Any repeal or modification of the foregoing provisions of this Article Tenth shall not adversely affect any right or protection hereunder of any Covered Person in respect of any act or omission occurring prior to the time of such repeal or modification.
(i)    The Corporation may purchase and maintain insurance, at its expense, to protect itself and any director, manager, officer, trustee, employee or agent of the Corporation or another corporation, or of a partnership, limited liability company, joint venture, trust or other enterprise against any expense, liability or loss (as such terms are used in this Article Tenth), whether or not the Corporation would have the power to indemnify such Person against such expense, liability or loss under the GCL.
ELEVENTH: The Corporation reserves the right to amend this Certificate of Incorporation, and to change or repeal any provision of the Certificate of Incorporation, in the manner prescribed at the time by statute, and all rights conferred upon stockholders by such Certificate of Incorporation are granted subject to this reservation. For so long as this Corporation shall control, directly or indirectly, any Regulated Securities Exchange Subsidiary, before any amendment to or repeal of any provision of this Certificate of Incorporation shall be effective, such amendment or repeal shall be submitted to the board of directors of each Regulated Securities Exchange Subsidiary and if such amendment or repeal must be filed with or filed with and approved by the SEC, then such amendment or repeal shall not become effective until filed with or filed with and approved by the SEC, as the case may be.
TWELFTH: The Bylaws of the Corporation may be altered, amended or repealed, and new Bylaws may be adopted at any time, by the Board ~~of Directors~~. Stockholders of the Corporation may alter, amend or repeal any Bylaw; provided that, in addition to any other vote which may be required by law, the affirmative vote of the holders of a majority of the votes entitled to be cast by the holders of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders of the Corporation to adopt, alter, amend or repeal any provision of the Corporation’s Bylaws. For so long as this Corporation shall control, directly or indirectly, any Regulated Securities Exchange Subsidiary, before any amendment to or repeal of any provision of the Corporation’s Bylaws shall be effective, such amendment or repeal shall be submitted to the board of directors of each Regulated Securities Exchange Subsidiary and if such amendment or repeal must be filed with or filed with and approved by the SEC, then such amendment or repeal shall not become effective until filed with or filed with and approved by the SEC, as the case may be.
THIRTEENTH: A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the GCL as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.
FOURTEENTH: The Corporation, its directors, officers, agents and employees, irrevocably submit to the jurisdiction of the U.S. federal courts, the SEC, and the Regulated Securities Exchange Subsidiaries, for the purposes of any suit, action or proceeding pursuant to U.S. federal securities laws or the rules or regulations thereunder, commenced or initiated by the SEC arising out of, or relating to, the Regulated Securities Exchange Subsidiaries’ activities (and shall be deemed to agree that the Corporation may serve as the U.S. agent for purposes of service of process in such suit, action or proceeding), and hereby waive, and agree not to assert by way of motion, as a defense or otherwise in any such suit, action or proceeding, any claims that they are not personally subject to the jurisdiction of the U.S. federal courts, the SEC, and the Regulated Securities Exchange Subsidiaries, that the suit, action or proceeding is an inconvenient forum or that the venue of the suit, action or proceeding is improper, or that the subject matter thereof may not be enforced in or by such courts or agency.
FIFTEENTH: To the fullest extent permitted by applicable law, all confidential information pertaining to the self-regulatory function of Regulated Securities Exchange Subsidiaries (including but not limited to disciplinary matters, trading data, trading practices and audit information) contained in the books and records of any Regulated Securities Exchange Subsidiary that shall come into the possession of the Corporation shall: (1) not be made available to any Persons (other than as provided in the next sentence) other than to those officers, directors, employees and agents of the Corporation that have a reasonable need to know the contents thereof; (2) be retained in confidence by the Corporation and the officers, directors, employees and agents of the Corporation; and (3) not be used for any commercial purposes. Notwithstanding the foregoing sentence, nothing in this Certificate of Incorporation shall be interpreted so as to limit or impede the rights of the SEC or any Regulated Securities Exchange Subsidiary to access and examine such confidential information pursuant to the federal securities laws and the rules and regulations thereunder, or to limit or impede the ability of any officers, directors, employees or agents of the Corporation to disclose such confidential information to the SEC or any Regulated Securities Exchange Subsidiary.
For so long as the Corporation directly or indirectly controls any Regulated Securities Exchange Subsidiary, the books, records, premises, officers, directors and employees of the Corporation shall be deemed to be the books, records, premises, officers, directors and employees of the Regulated Securities Exchange Subsidiary for purposes of and subject to oversight pursuant to the Act, but only to the extent that such books, records, premises, officers, directors and employees of the Corporation relate to the business of such Regulated Securities Exchange Subsidiary. The books and records related to the business of a Regulated Securities Exchange Subsidiary shall be subject at all times to inspection and copying by the SEC and the Regulated Securities Exchange Subsidiary.
SIXTEENTH: (a) The Corporation shall comply with the federal securities laws and the rules and regulations thereunder and shall cooperate with the SEC, and each Regulated Securities Exchange Subsidiary pursuant to and to the extent of its regulatory authority, and shall take reasonable steps necessary to cause its agents to cooperate with the SEC and, where applicable, the Regulated Securities Exchange Subsidiaries pursuant to their regulatory authority, with respect to such agents’ activities related to the Regulated Securities Exchange Subsidiaries. No stockholder, employee, former employee, beneficiary, customer, creditor, community or regulatory authority or member thereof shall have any rights against the Corporation or any director, officer or employee of the Corporation under this Section (a) of this Article Sixteenth.
(b)    The Corporation shall take reasonable steps necessary to cause its directors, officers and employees, prior to accepting such a position with the Corporation, to consent in writing to the applicability to them of Article Fourteenth, Article Fifteenth and Sections (c) and (d) of this Article Sixteenth of this Certificate of Incorporation, as applicable, with respect to their activities related to any of the Regulated Securities Exchange Subsidiaries. In addition, the Corporation shall take reasonable steps necessary to cause its agents, prior to accepting such a position with the Corporation, to be subject to the provisions of Article Fourteenth, Article Fifteenth and Sections (c) and (d) of this Article Sixteenth of this Certificate of Incorporation, as applicable, with respect to their activities related to any of the Regulated Securities Exchange Subsidiaries.
(c)    For so long as the Corporation shall control, directly or indirectly, any Regulated Securities Exchange Subsidiary, each officer, director and employee of the Corporation shall give due regard to the preservation of the independence of the self regulatory function of the Regulated Securities Exchange Subsidiaries and to each of the Regulated Securities Exchange Subsidiaries’ obligations under the Act, and the rules thereunder including, without limitation, Section 6(b) of the Act and shall not take any actions which he or she knows or reasonably should have known would interfere with the effectuation of any decisions by the board of directors of any Regulated Securities Exchange Subsidiary relating to such Regulated Securities Exchange Subsidiary’s regulatory functions (including disciplinary matters) or which would adversely affect the ability of the Regulated Securities Exchange Subsidiary to carry out such Regulated Securities Exchange Subsidiary’s responsibilities under the Act.
(d) In discharging his or her responsibilities as a member of the Board, each director shall take into consideration the effect that the Corporation’s actions would have on the ability of each Regulated Securities Exchange Subsidiary to carry out its responsibilities under the Act and on the ability of each Regulated Securities Exchange Subsidiary and the Corporation: to engage in conduct that fosters and does not interfere with each Regulated Securities Exchange Subsidiary’s and the Corporation’s ability to prevent fraudulent and manipulative acts and practices; to promote just and equitable principles of trade; to foster cooperation and coordination with Persons engaged in regulating, clearing, settling, processing information with respect to, and facilitating transactions in securities; to remove impediments to and perfect the mechanisms of a free and open market and a national market system; and, in general, to protect investors and the public interest. In discharging his or her responsibilities as a member of the Board or as an officer or employee of the Corporation, each such director, officer or employee shall comply with the federal securities laws and the rules and regulations thereunder and shall cooperate with the SEC, and each Regulated Securities Exchange Subsidiary pursuant to its regulatory authority.
SEVENTEENTH: Unless and except to the extent that the Bylaws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

IN WITNESS WHEREOF, CBOE Holdings, Inc. has caused this certificate to be signed as of this ~~18th~~ day of ~~June, 2010~~.

CBOE HOLDINGS, INC.
By:	~~/s/ Edward Joyce~~
Name:	~~Edward Joyce~~
Its:	~~President and Chief Operating Officer~~

ADMISSION TICKET — 2015 ANNUAL MEETING

2015 Annual Meeting of Stockholders
CBOE HOLDINGS, INC.
Thursday, May 21, 2015
9:30 A.M.
400 South LaSalle Street
Chicago, Illinois 60605

This Admission Ticket only admits the stockholder identified on the reverse side and is non-transferable.
We may also ask you to present valid photo identification to enter the Annual Meeting.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders.
The Proxy Statement and the 2014 Annual Report to Stockholders are available at:
http://ir.cboe.com/annual-proxy.aspx

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

CBOE HOLDINGS™

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Proxy — CBOE HOLDINGS, INC.

2015 Annual Meeting of Stockholders — May 21, 2015

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints William J. Brodsky, Joanne Moffic-Silver and Edward T. Tilly, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of CBOE Holdings, Inc. Common Stock that the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the 2015 Annual Meeting of Stockholders of the company to be held on May 21, 2015 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

(Items to be voted appear on reverse side.)

C **Non-Voting Items**

Change of Address — Please print your new address below.

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

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CBOE HOLDINGS

IMPORTANT ANNUAL MEETING INFORMATION

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ENDORSEMENT_LINE______________ SACKPACK_____________

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Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on May 20, 2015.

Vote by Internet

- Go to **www.investorvote.com/CBOE**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3, 4 and 5.

1. Election of Directors:

Nominee	For	Against	Abstain	Nominee	For	Against	Abstain	Nominee	For	Against	Abstain
01 - William J. Brodsky	☐	☐	☐	02 - James R. Boris	☐	☐	☐	03 - Frank E. English, Jr.	☐	☐	☐
04 - Edward J. Fitzpatrick	☐	☐	☐	05 - Janet P. Froetscher	☐	☐	☐	06 - Jill R. Goodman	☐	☐	☐
07 - R. Eden Martin	☐	☐	☐	08 - Roderick A. Palmore	☐	☐	☐	09 - Susan M. Phillips	☐	☐	☐
10 - Samuel K. Skinner	☐	☐	☐	11 - Carole E. Stone	☐	☐	☐	12 - Eugene S. Sunshine	☐	☐	☐
13 - Edward T. Tilly	☐	☐	☐								

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Proposal	For	Against	Abstain
2. Advisory proposal to approve the Company's executive compensation.	☐	☐	☐
3. Ratification of the appointment of the independent registered public accounting firm.	☐	☐	☐
4. Amendment to the Company's Certificate of Incorporation to eliminate the Board size range.	☐	☐	☐
5. Amendment to, and restatement of, the Company's Certificate of Incorporation to make certain non-substantive changes.	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

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